EXHIBIT 10.1
CONTRACT OF PURCHASE AND SALE
THIS CONTRACT OF PURCHASE AND SALE (this “Agreement”) is made and entered into as of the 12th day of November, 2014 by and between CANOGA-RINCON LOKER INDUSTRIAL, LLC, a Delaware limited liability company, having an address c/o J.P. Morgan Asset Management, Inc., 2029 Century Park East, Suite 4150, Los Angeles, California 90067 (“Seller”) and Hines Interests Limited Partnership, a Delaware limited partnership, having an address at 2800 Post Oak Blvd., Suite 4100, Houston, TX 77056 (“Purchaser”).
W I T N E S S E T H:
A.    Seller is the owner of that certain industrial property located at 2819 Loker Avenue, Carlsbad, California.
B.    Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, at the price and upon the terms and conditions set forth in this Agreement, (a) the land described on Exhibit A attached hereto (the “Land”), (b) the buildings, improvements, and structures located upon the Land (collectively, the “Improvements”), (c) all other easements and rights appurtenant to the Land, if any (collectively, the “Appurtenant Rights”, and together with the Land and the Improvements, the “Real Property”), (d) all right, title and interest of Seller in, to and under the “Lease” (as hereinafter defined) and, to the extent assignable, the “Contracts” (as hereinafter defined) relating to the Real Property, (e) all right, title and interest of Seller, if any, in and to the fixtures, equipment and other tangible personal property owned by Seller and used exclusively in connection with the Real Property (collectively, the “Personal Property”) and (f) to the extent assignable without consent or payment of any kind, all right, title and interest of Seller in, to and under any governmental permits, licenses and approvals, warranties and guarantees that Seller has received in connection with any work or services performed with respect to, or equipment installed in, the Improvements (collectively, the “Intangible Property”, and together with the Real Property, the Lease, the Contracts, the Personal Property and the Intangible Property, collectively, the “Property”).
C.    Purchaser acknowledges that, except as otherwise expressly set forth in this Agreement, the Property is being sold on an “AS IS”, “WHERE IS” and “WITH ALL FAULTS” basis on the terms and conditions hereinafter set forth.
NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Purchase and Sale. Upon the terms and conditions hereinafter set forth, Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, the Property.

2.    Purchase Price. The purchase price (the “Purchase Price”) for the Property shall be the sum of TWENTY-FIVE MILLION THREE HUNDRED FIFTY THOUSAND AND NO/100 Dollars ($25,350,000).
3.    Payment of Purchase Price. The Purchase Price shall be paid to Seller by Purchaser as follows:
3.1    Deposit. Purchaser shall (a) within three (3) “Business Days” (as hereinafter defined) after the date this Agreement is executed and delivered by Seller and Purchaser, deposit with First American Title Company, 4380 La Jolla Village Drive, Suite 110, San Diego, California 92122, Attention: Jim Sardo (“Escrowee”), by wire transfer of immediately available federal funds to an account designated by Escrowee, the sum of One Million and No/100 Dollars ($1,000,000) (together with all interest thereon, but excluding the “Independent Consideration” (as hereinafter defined), the “Deposit”), which Deposit shall be held by Escrowee pursuant to the escrow agreement (the “Escrow Agreement”) attached hereto as Exhibit K. If Purchaser shall fail to deposit the Deposit with Escrowee within three (3) Business Days after the date this Agreement shall be executed and delivered by Seller and Purchaser, at Seller’s election, this Agreement shall be null, void ab initio and of no force or effect.
3.2    Independent Consideration. A portion of the amount deposited by Purchaser pursuant to Section 3.1, in the amount of One Hundred Dollars ($100) (the “Independent Consideration”) shall be earned by Seller upon execution and delivery of this Agreement by Seller and Purchaser. The Independent Consideration represents adequate bargained for consideration for Seller’s execution and delivery of this Agreement and Purchaser’s right to have inspected the Property pursuant to the terms hereof. The Independent Consideration is in addition to and independent of any other consideration or payment provided for herein and is nonrefundable in all events, except in the event of a Seller default. Upon the “Closing” (as hereinafter defined) or the termination of this Agreement, the Independent Consideration shall be paid to Seller and shall be applicable to the Purchase Price, if the Closing occurs.
3.3    Closing Payment. The Purchase Price, as adjusted by the application of the Deposit and by the prorations and credits specified herein, shall be paid by Purchaser, by wire transfer of immediately available federal funds to an account or accounts designated in writing by Seller on the “Closing Date” (as hereinafter defined) (the amount being paid under this Section 3.3 being herein called the “Closing Payment”).
4.    Title Matters; Due Diligence Review; Estoppel Certificates; Conditions Precedent.
4.1    Title Matters.
4.1.1    Title to the Property.
(a)    As a condition to the Closing, First American Title Company (in its capacity as title insurer, the “Title Company”) shall be irrevocably bound and committed to insure Purchaser as the fee owner of the Real Property in the amount of the Purchase Price by issuance of a CLTA owner’s title insurance policy (the “Owner’s Policy”) in the standard form issued by the Title Company in the State of California subject only to the “Permitted Exceptions” (as hereinafter defined). It is understood that Purchaser may, at its own cost, obtain a Survey (as defined below) and request extended coverage, including a number of endorsements to the Owner’s Policy during the Due Diligence Period. Purchaser shall satisfy itself prior to the expiration of the Due Diligence Period that the Title Company will be willing to issue such extended coverage and endorsements at Closing; however, the issuance of such extended coverage and endorsements shall not be a condition to Closing for Purchaser’s benefit unless the Title Company has given Purchaser (with a copy to Seller) its written commitment to issue such extended coverage and endorsements prior to the expiration of the Due Diligence Period. Seller shall execute a standard owner’s affidavit reasonably acceptable to the Title Company in connection with the Title Company’s issuance of the Owner’s Policy.
(b)    Seller shall deliver to Purchaser within five (5) days following the date hereof  a copy of a preliminary title report with respect to the Real Property (the “Preliminary Title Report”) from the Title Company, together with legible copies of each of the title exceptions noted therein. Purchaser may, at its own expense, obtain an ALTA/ASCM Survey of the Real Property (“Survey”) during the Due Diligence Period. If any exceptions(s) to title to the Real Property should appear in the Preliminary Title Report or the Survey other than the Permitted Exceptions (such exception(s) being herein called, collectively, the “Unpermitted Exceptions”), subject to which Purchaser is unwilling to accept title, and Purchaser shall provide Seller with written notice (the “Title Objection Notice”) thereof not less than five (5) Business Days (or in the case of any such exceptions that appear only on the Survey, two (2) Business Days) prior to the expiration of the Due Diligence Period , Seller, in its sole and absolute discretion, may undertake to eliminate the same subject to the terms and conditions of this Section 4.1. Purchaser hereby waives any right Purchaser may have to advance, as objections to title or as grounds for Purchaser’s refusal to close this transaction, any Unpermitted Exception of which Purchaser fails to notify Seller not less than five (5) Business Days prior to the expiration of the Due Diligence Period unless (i) such Unpermitted Exception was first raised by the Title Company subsequent to the date of the Preliminary Title Report, and (ii) Purchaser shall notify Seller of the same within five (5) days after the Title Company shall notify Purchaser of such Unpermitted Exception (failure to so notify Seller shall be deemed to be a waiver by Purchaser of its right to raise such Unpermitted Exception as an objection to title or as a ground for Purchaser’s refusal to close the transaction contemplated by this Agreement). Notwithstanding anything to the contrary contained in this Agreement, Seller, in its sole discretion, shall have the right, upon written notice to Purchaser at least three (3) Business Days prior to the Scheduled Closing Date, to adjourn the Scheduled Closing Date for up to thirty (30) days, provided that Seller shall notify Purchaser, in writing, within three (3) Business Days after receipt by Seller of the Title Objection Notice, whether or not it will endeavor to eliminate such Unpermitted Exceptions, and if Seller fails to notify Purchaser within such three (3) Business Day period, Seller shall be deemed to have elected not to cure such Unpermitted Exceptions. Except as set forth below, notwithstanding the foregoing or anything to the contrary set forth herein, Seller shall not under any circumstance be required or obligated to cause the cure or removal of any Unpermitted Exception including, without limitation, to bring any action or proceeding, to make any payments or otherwise to incur any expense in order to eliminate any Unpermitted Exception or to arrange for title insurance insuring against enforcement of such Unpermitted Exception against, or collection of the same out of, the Property, notwithstanding that

Seller may have attempted to do so, or may have adjourned the Scheduled Closing Date for such purpose; provided, however, notwithstanding the foregoing, Seller shall (A) satisfy any mortgage or deed of trust placed on the Property by Seller or any other monetary lien created by Seller and (B) not, after the date hereof, create any exception which encumbers title to the Property without Purchaser’s prior written consent.
(c)    If Seller is unable, elects not or is deemed to elect not, to eliminate all Unpermitted Exceptions in accordance with the provisions of this Section 4.1.1, or to arrange for title insurance or special endorsements insuring against enforcement of such Unpermitted Exceptions against, or collection of the same out of, the Property, and to convey title to the Real Property in accordance with the terms herein on or before the Closing Date (whether or not the Closing is adjourned as provided in Section 4.1.1(b)), then Seller shall notify Purchaser that it elects not to remove the same, in which event Purchaser shall have the right, as its sole remedy for such election of Seller, by delivery of written notice to Seller within two (2) Business Days following receipt of notice from Seller of its election not to remove such Unpermitted Exceptions, to either (i) terminate this Agreement by written notice delivered to Seller (in which event Escrowee shall return the Deposit to Purchaser and no party hereto shall have any further obligations in connection herewith except under those obligations, liabilities and provisions that expressly survive the Closing or a termination of this Agreement (collectively, the “Surviving Obligations”)), or (ii) accept title to the Real Property subject to such Unpermitted Exception(s) without a reduction in, abatement of, or credit against, the Purchase Price. The failure of Purchaser to deliver timely any written notice of election under this Section 4.1.1(c) shall be conclusively deemed to be an election under clause (ii) above.
(d)    If, on the Closing Date, there are any liens or encumbrances that Seller is obligated to discharge under this Agreement, then Seller shall have the right (but not the obligation) to use any portion of the Purchase Price to pay and discharge the same, either by way of payment or by alternative manner reasonably satisfactory to the Title Company, and the same shall not be deemed to be Unpermitted Exceptions.
4.1.2    Permitted Exceptions to Title. The Real Property shall be sold and conveyed subject to the following exceptions to title (the “Permitted Exceptions”):
(a)    any state of facts that an accurate survey may show (without limiting Purchaser’s right to obtain a Survey and request an extended coverage ALTA owner’s title policy pursuant to Section 4.1.1 above)
(b)    all laws, ordinances, rules and regulations of the United States, the State of California, or any agency, department, commission, bureau or instrumentality of any of the foregoing having jurisdiction over the Property (each, a “Governmental Authority”), as the same may now exist or may be hereafter modified, supplemented or promulgated;
(c)    all presently existing and future liens of real estate taxes or assessments and water rates, water meter charges, water frontage charges and sewer taxes, rents and charges, if any, provided that such items are not yet due and payable and are apportioned as provided in this Agreement;

(d)    any exceptions that Purchaser shall have agreed or be deemed to have agreed to waive as an Unpermitted Exception; and
(e)    the printed exceptions which appear in the standard form owner’s policy of the title insurance issued by the Title Company in the State of California;
4.2    Due Diligence Reviews. Except for title and survey matters (which shall be governed by the provisions of Section 4.1 above), Purchaser shall have until 5:00 p.m. (Pacific time) on December 5, 2014, TIME BEING OF THE ESSENCE (the period of time commencing upon the date hereof and continuing through and including such time on such date being herein called the “Due Diligence Period”) within which to perform and complete all of Purchaser’s due diligence examinations, reviews and inspections of all matters pertaining to the purchase of the Property, including all leases and service contracts, and all physical, environmental and compliance matters and conditions respecting the Property (collectively, the “Investigations”), which Investigations shall at all times be subject to Purchaser’s compliance with the provisions of this Section 4.2. During the Due Diligence Period, Seller shall provide Purchaser with reasonable access to the Property upon reasonable advance notice and shall also make available to Purchaser, at the offices of Seller and/or the property manager of the Property, access to such leases, service contracts, and other contracts and agreements with respect to the Property in Seller’s possession as Purchaser shall reasonably request, all upon reasonable advance written notice; provided, however, in no event shall Seller be obligated to make available (1) any document or correspondence which is subject to the attorney- client privilege; (2) any document or item which Seller is contractually bound to keep confidential; (3) any documents pertaining to the marketing of the Property for sale to prospective purchasers; (4) any internal memoranda, reports or assessments relating to the Property; (5) appraisals of the Property whether prepared internally by Seller or Seller’s affiliates or externally, or (6) any documents which Seller considers confidential or proprietary. Any entry upon the Property and all Investigations shall be made or performed during Seller’s normal business hours and at the sole risk and expense of Purchaser, and shall not interfere with the activities on or about the Property of Seller, its tenants and their employees and invitees. Purchaser shall:
(f)    promptly repair any damage to the Property resulting from any such Investigations and replace, refill and regrade any holes made in, or excavations of, any portion of the Property used for such Investigations so that the Property shall be in the same condition that it existed in prior to such Investigations;
(g)    fully comply with all laws applicable to the Investigations and all other activities undertaken in connection therewith;
(h)    permit Seller to have a representative present during all Investigations undertaken hereunder;
(i)    take all actions and implement all protections necessary to ensure that the Investigations and the equipment, materials, and substances generated, used or brought onto the Property in connection with the Investigations, pose no threat to the safety or health of persons or the environment, and cause no damage to the Property or other property of Seller or other persons;

(j)    furnish to Seller within five (5) Business Days following the termination of this Agreement, if applicable, at no cost or expense to Seller, and without any representation or warranty, copies of all surveys, soil test results, engineering, asbestos, environmental and other studies and reports (other than internal analysis and proprietary information of the Purchaser) relating to the Investigations which Purchaser shall obtain with respect to the Property;
(k)    maintain or cause to be maintained, at Purchaser’s expense, a policy of commercial general liability insurance, with a broad form contractual liability endorsement and with a combined single limit of not less than $1,000,000 per occurrence for bodily injury and property damage, automobile liability coverage including owned and hired vehicles with a combined single limit of $1,000,000 per occurrence for bodily injury and property damage, and an excess umbrella liability policy for bodily injury and property damage in the amount of $5,000,000, insuring Purchaser, Seller, and J.P. Morgan Investment Management, Inc. as additional insureds, against any injuries or damages to persons or property that may result from or are related to (i) Purchaser’s and/or Purchaser’s Representatives’ (as hereinafter defined) entry upon the Property, (ii) any Investigations or other activities conducted thereon, and/or (iii) any and all other activities undertaken by Purchaser and/or Purchaser’s Representatives, all of which insurance shall be on an “occurrence form” and issued by insurance companies licensed to do business in the State of California, and deliver proof of such insurance to Seller upon request;
(l)    not permit the Investigations or any other activities undertaken by Purchaser or Purchaser’s Representatives to result in any liens, judgments or other encumbrances being filed or recorded against the Property, and Purchaser shall, at its sole cost and expense, immediately discharge of record any such liens or encumbrances that are so filed or recorded (including, without limitation, liens for services, labor or materials furnished); and
(m)    indemnify Seller and any agent, advisor, representative, affiliate, employee, director, partner, member, beneficiary, investor, servant, shareholder, trustee or other person or entity (each, a “Person”) acting on Seller’s behalf or otherwise related to or affiliated with Seller (collectively, “Seller Related Parties”) and hold harmless Seller and Seller Related Parties from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys’ fees and disbursements) (collectively, “Claims”), suffered or incurred by Seller or any Seller Related Party and arising out of or in connection with (i) Purchaser’s and/or Purchaser’s Representatives’ entry upon the Property, (ii) any Investigations or other activities conducted thereon by Purchaser or Purchaser’s Representatives, (iii) any liens or encumbrances filed or recorded against the Property as a consequence of the Investigations and/or (iv) any and all other activities undertaken by Purchaser or Purchaser’s Representatives with respect to the Property. The foregoing indemnity shall not include any Claims that result solely from the mere discovery, by Purchaser or Purchaser’s Representatives, of pre-existing conditions on the Property during Investigations conducted pursuant to, and in accordance with, the terms of this Agreement.
Without limiting the foregoing, in no event shall Purchaser or Purchaser’s Representatives, without the prior written consent of Seller: (x) make any intrusive physical testing

(environmental, structural or otherwise) at the Property (such as soil borings, water samplings or the like), (y) contact any tenant of the Property, except for a confirmatory interview with Tenant; provided, however, that Purchaser shall notify Seller if Purchaser desires to interview Tenant, Seller or Seller’s agent(s) shall schedule such confirmatory Tenant interview, and Seller or Seller’s agent(s) shall have the right to be present at the confirmatory Tenant interview (Purchaser acknowledges that Purchaser shall have no right to directly notify Tenant of an interview request, and that such interview request shall be directed to Seller, who shall, or shall direct its agent(s) to, schedule such confirmatory Tenant interview) and/or (z) contact any Governmental Authority having jurisdiction over the Property, except with respect to obtaining a zoning compliance letter and public records with respect to the Property.
The provisions of this Section 4.2 shall survive the Closing or a termination of this Agreement.
4.2.1    Property Information and Confidentiality. All “Information” (as hereinafter defined) provided to Purchaser shall be subject to the following terms and conditions:
(n)    Any information provided or to be provided with respect to the Property is solely for the convenience of Purchaser and Purchaser’s Representatives and was or will be obtained from a variety of sources. Neither Seller nor any Seller Related Party has made any independent investigation or verification of such information and, except as otherwise expressly provided in this Agreement, makes no (and expressly disclaims all) representations and warranties as to the truth, accuracy or completeness of the Information, or any other studies, documents, reports or other information provided to Purchaser hereunder and expressly disclaims any implied representations as to any matter disclosed or omitted. Neither Seller nor any Seller Related Party shall be liable for any mistakes, omissions, misrepresentations or any failure to investigate the Property nor shall Seller or any Seller Related Party be bound in any manner by any verbal or written statements, representations, appraisals, environmental assessment reports, or other information pertaining to the Property or the operation thereof, except as expressly set forth in this Agreement.
(o)    Neither Purchaser nor Purchaser’s Representatives shall, at any time or in any manner, either directly or indirectly, divulge, disclose or communicate to any Person the Information, or any other knowledge or information acquired by Purchaser or Purchaser’s Representatives from Seller, any Seller Related Party or by Purchaser’s own inspections and investigations, other than matters that were in the public domain at the time of receipt by Purchaser or Purchaser’s Representatives. Without Seller’s prior written consent, Purchaser shall not disclose and Purchaser shall direct Purchaser’s Representatives not to disclose to any Person any of the terms, conditions or other facts with respect to this Agreement, including, without limitation, the status hereof, and shall not market or offer the Property for sale. Notwithstanding the foregoing, Purchaser may disclose such of the Information and its other reports, studies, documents and other matters generated by it and the terms of this Agreement (i) as required by law or court order (provided prior written notice of such disclosure shall be provided to Seller) and (ii) as Purchaser deems necessary or desirable to Purchaser’s Representatives in connection with Purchaser’s Investigation and the transaction contemplated hereby, provided that those to whom such Information is disclosed are informed of the confidential nature thereof and agree(s) to keep the same confidential in accordance with the terms and conditions hereof. In addition, notwithstanding anything in this Section 4.2.1(b) or elsewhere in this Agreement to the contrary, Seller recognizes that if Purchaser assigns its rights and obligations under this Agreement to Hines Global REIT, Inc. or Hines Global REIT II, Inc. (in either event, the “REIT”), or to an entity which is directly or indirectly owned by either such REIT, such REIT is a public non-traded company, and Seller acknowledges and agrees that Purchaser or the REIT may disclose in press releases, SEC and other filings with governmental authorities, financial statements and/or other communications such information regarding the transactions contemplated hereby and any such information relating to the Property as may be necessary or advisable under federal or state securities law, rules or regulations (including U.S. Securities and Exchange Commission (“SEC”) rules and regulations). The REIT may be required by the SEC rules and regulations to publicly disclose the possible transactions contemplated hereby and file the contract with the SEC promptly after the execution of the same by both parties or as sooner required by law, but in such event the REIT will redact any reference to J.P. Morgan Investment Management, Inc. or J.P. Morgan and will also redact any reference to the Purchase Price or other economic terms of this transaction to the extent permitted to comply with the SEC rules and regulations at the time of the filing.
(p)    Purchaser shall indemnify and hold harmless Seller and all Seller Related Parties from and against any and all Claims (excluding however any consequential type damages or punitive damages) suffered or incurred by Seller or any Seller Related Parties and arising out of or in connection with a breach by Purchaser or Purchaser’s Representatives of the provisions of this Section 4.2.1.
(q)    Purchaser and Purchaser’s Representatives shall use reasonable care to maintain in good condition all of the Information furnished or made available to Purchaser and/or Purchaser’s Representatives in accordance with this Section 4.2.1. If this Agreement is terminated, then Purchaser and Purchaser’s Representatives shall promptly deliver to Seller all originals and copies of the Information in the possession of Purchaser and Purchaser’s Representatives; provided, however, that Purchaser may retain one copy of the Information in its files to the extent required to comply with Purchaser’s existing document retention policies for its internal audit purposes and this provision shall not be construed to require Purchaser to permanently delete the Information from the hard drives on its internal computer system.
(r)    As used in this Agreement, the term “Information” shall mean any of the following: (i) all information and documents in any way relating to the Property, the operation thereof or the sale thereof, including, without limitation, all leases and contracts furnished to, or otherwise made available for review by, Purchaser or its directors, officers, employees, affiliates, partners, members, brokers, agents or other representatives, including, without limitation, attorneys, accountants, contractors, consultants, engineers and financial advisors (collectively, “Purchaser’s Representatives”), by Seller or any Seller Related Party or their agents or representatives, including, without limitation, their contractors, engineers, attorneys, accountants, consultants, brokers or advisors, and (ii) all analyses, compilations, data, studies, reports or other information or documents prepared or obtained by Purchaser or Purchaser’s Representatives containing or based on, in whole or in part, the information or documents described in the preceding clause (i), the Investigations, or otherwise reflecting their review or investigation of the Property.

Seller shall make available to Purchaser all Information in Seller’s possession or control within three (3) Business Days of the full execution and delivery of this Agreement.
(s)    In addition to any other remedies available to Seller, Seller shall have the right to seek equitable relief, including, without limitation, injunctive relief or specific performance, against Purchaser or Purchaser’s Representatives in order to enforce the provisions of this Section 4.2.1.
(t)    Notwithstanding any terms or conditions in this Agreement to the contrary, no conditions of confidentiality within the meaning of IRC §6111(d) or the Treasury Regulations promulgated under IRC Sec. 6011 are intended, and the parties hereto are expressly authorized to disclose every U.S. federal income tax aspect of any transaction covered by this Agreement with any and all Persons, without limitation of any kind.
(u)    The provisions of this Section 4.2.1 shall survive the Closing or a termination of this Agreement.
4.2.2    Termination Right. If, on or before the expiration of the Due Diligence Period, Purchaser shall determine that it intends to proceed with the acquisition of the Property, then Purchaser shall promptly notify Seller of such determination in writing on or before the expiration of the Due Diligence Period (such notice being herein called the “Go Forward Notice”) (and, thereafter, Purchaser shall have no further right to terminate this Agreement pursuant to this Section 4.2.2 and, except as expressly provided otherwise in this Agreement, the Deposit shall be nonrefundable to Purchaser). However, if Purchaser shall fail to deliver the Go Forward Notice to Seller on or before the expiration of the Due Diligence Period, which Purchaser may deliver or not deliver in Purchaser’s sole and absolute discretion, TIME BEING OF THE ESSENCE, then Purchaser shall be deemed to have elected to terminate this Agreement, whereupon the Deposit shall, subject to Section 3.2, be promptly returned to Purchaser, and this Agreement and the obligations of the parties hereunder shall terminate (and no party hereto shall have any further obligations in connection herewith except for the Surviving Obligations). .
4.3    Tenant Estoppel Certificate. Receipt of an estoppel certificate (the “Tenant Estoppel Certificate”) executed by Acushnet Company, a Delaware corporation (the “Tenant”), the sole tenant occupying space at the Property, dated no earlier than thirty (30) days prior to the Closing, shall be a condition precedent to Purchaser’s obligation to purchase the Property hereunder. Seller shall use commercially reasonable efforts (and, as used in this Agreement, commercially reasonable efforts shall not be deemed to include any obligation to institute legal proceedings, deliver notices of default or to expend any monies) to obtain such Tenant Estoppel Certificate, which shall be substantially in the form attached hereto as Exhibit B, as modified to make the statements contained therein factually correct (which form is the form of estoppel certificate attached to the Lease). If the Tenant Estoppel Certificate (i) discloses adverse economic terms against the Landlord that were not disclosed in writing to Purchaser prior to the date of this Agreement, (ii) alleges a material default of either party under the Lease, (iii) discloses a material dispute between Seller and Tenant, (iv) fails to confirm that the Lease is in full force and effect or (v) includes material changes from the form attached hereto as Exhibit B, and such matters have not been disclosed to Purchaser prior to the expiration of the Due Diligence Period, and, in each case, are not cured or satisfied by

Seller prior to the Closing, then the Tenant Estoppel Certificate shall not satisfy the condition to Closing set forth herein for the benefit of Purchaser. Prior to delivering the Tenant Estoppel Certificate to Tenant for execution, Seller shall prepare and deliver the same to Purchaser for Purchaser’s reasonable approval. If Purchaser fails to notify Seller in writing of Purchaser’s approval or reasonable disapproval (with detailed proposed revisions that will be acceptable to Purchaser) of the Tenant Estoppel Certificate submitted by Seller by the date which is two (2) Business Days after the date of Purchaser’s receipt of the Tenant Estoppel Certificate, Purchaser shall be deemed to have approved the Tenant Estoppel Certificate for submittal to Tenant. Once the Tenant Estoppel Certificate has been executed by Tenant, Seller shall submit Tenant Estoppel Certificate to Purchaser for Purchaser’s approval. The Tenant Estoppel Certificate received by Purchaser shall be deemed acceptable unless Purchaser objects to the Tenant Estoppel Certificate not later than three (3) Business Days following actual receipt. The failure of Seller to deliver the Tenant Estoppel Certificate shall not be a breach or default by Seller under this Agreement, and shall only be a failure of a condition to Closing for Purchaser’s benefit, in which event Purchaser’s sole recourse hereunder in the event of any such failure shall be, in Purchaser’s sole and absolute discretion, to either (i) waive receipt of the Tenant Estoppel Certificate and proceed to the Closing on the Scheduled Closing Date, or (ii) to terminate this Agreement by written notice delivered to Seller (in which event Escrowee shall return the Deposit to Purchaser and no party hereto shall have any further obligations in connection herewith except for the Surviving Obligations). Notwithstanding anything to the contrary contained in this Agreement, Seller, in its sole discretion, shall have the right, upon written notice to Purchaser at least two (2) Business Days prior to the Scheduled Closing Date, to adjourn the Scheduled Closing Date for up to thirty (30) days to deliver the Tenant Estoppel Certificate. If Seller delivers to Purchaser the Tenant Estoppel Certificate less than five (5) days prior to the Scheduled Closing Date, then the Scheduled Closing Date shall be automatically extended such that the Scheduled Closing Date shall be the date that is five (5) days after the date on which Seller delivers to Purchaser the Tenant Estoppel Certificate.
4.4    Conditions Precedent to Obligations of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to (i) the performance and observance, in all material respects, by Seller of all covenants and agreements of this Agreement to be performed or observed by Seller prior to or on the Closing Date, (ii) the fulfillment on or before the Closing Date of all other conditions precedent to Closing benefiting Purchaser specifically enumerated in this Agreement, including, without limitation, the receipt of the Tenant Estoppel Certificate set forth in Section 4.3, above, any or all of which may be waived by Purchaser in its sole discretion, (iii) the representations and warranties of Seller set forth in Section 7.1.1 being true and correct in all material respects on the Closing Date (except those representations and warranties modified by a materiality standard, which shall be true in all respects), (iv) the Lease (as defined in Section 7.1.1(a)) shall not have terminated nor shall Seller, as Landlord under the Lease, have delivered or received a notice of default under the Lease which remains uncured (provided that it shall not be a failure of this condition precedent if Purchaser alleges that Tenant is in default under the Lease as of the Closing as to which Seller has neither delivered to nor received from Tenant a written notice of default), and (v) Tenant shall not be the subject of any bankruptcy or insolvency proceedings.

4.5    Conditions Precedent to Obligations of Seller. The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to (i) the performance and observance, in all material respects, by Purchaser of all covenants and agreements of this Agreement to be performed or observed by Purchaser prior to or on the Closing Date (provided that Purchaser shall have delivered the full amount of the Closing Payment), (ii) the fulfillment on or before the Closing Date of all other conditions precedent to Closing benefiting Seller specifically set forth in this Agreement, any or all of which may be waived by Seller in its sole discretion, and (iii) the representations and warranties of Purchaser set forth in Section 7.3 being true and correct in all material respects on the Closing Date.
5.    Closing. The closing (the “Closing”) of the sale and purchase contemplated herein shall occur at noon (Pacific time) on or before December 30, 2014 (the “Scheduled Closing Date”) (as the same may be extended as expressly provided herein), TIME BEING OF THE ESSENCE, pursuant to escrow instructions consistent with the terms of this Agreement and otherwise mutually satisfactory to Seller and Purchaser (the date on which the Closing shall occur being herein referred to as the “Closing Date”). The Closing shall constitute approval by each party of all matters to which such party has a right of approval and a waiver of all conditions precedent.
5.1    Seller Deliveries. At least one (1) Business Day prior to the Closing, Seller shall deliver or cause to be delivered to Escrowee the following items executed and acknowledged by Seller, as appropriate:
(a)    a deed (the “Deed”) in the form attached hereto as Exhibit C.
(b)    an assignment and assumption of Lease (the “Assignment and Assumption of Lease”), in the form attached hereto as Exhibit D.
(c)    a bill of sale and general assignment (the “Bill of Sale and General Assignment”), in the form attached hereto as Exhibit E.
(d)    a certification of non-foreign status in the form attached hereto as Exhibit F, and any required state certificate that is sufficient to exempt Seller from any state withholding requirements with respect to the transactions contemplated hereby.
(e)    all existing surveys, blueprints, drawings, plans and specifications for or with respect to the Property or any part thereof, to the extent the same are in Seller’s possession.
(f)    all keys to the Improvements, to the extent the same are in Seller’s possession.
(g)    the original of the Lease, to the extent the same is in Seller’s possession.
(h)    all applicable transfer tax forms, if any.
(i)    the Owner’s Affidavit.

(j)    such further instruments as may be reasonably required by the Title Company to record the Deed.
(k)    a notice to Tenant (the “Tenant Notice”) in the form attached hereto as Exhibit G, advising Tenant of the sale of the Property to Purchaser and directing it to make all payments to Purchaser or its designee, which Tenant Notice Purchaser shall, at Purchaser’s sole cost and expense, either mail by certified mail return receipt requested or hand-deliver to Tenant.
(l)    evidence reasonably satisfactory to the Title Company respecting the due organization of Seller and the due authorization and execution by Seller of this Agreement and the documents required to be delivered hereunder.
5.2    Purchaser Deliveries. Except as provided below, at least one (1) Business Day prior to the Closing, Purchaser shall deliver or cause to be delivered Escrowee the following items executed and acknowledged by Purchaser, as appropriate:
(m)    payment of the Closing Payment to be made on or before 11:00 a.m. (Pacific Time) on the Closing Date, in accordance with Section 3 above.
(n)    the Assignment and Assumption of Lease .
(o)    all applicable transfer tax forms, if any.
(p)    such further instruments as may be reasonably necessary to record the Deed.
(q)    the Tenant Notice.
(r)    evidence reasonably satisfactory to the Title Company respecting the due organization of Purchaser and the due authorization and execution by Purchaser of this Agreement and the documents required to be delivered hereunder.
5.3    Closing Costs. Seller shall pay (a) all state, county and city transfer taxes, including transfer taxes of the State of California, the County of San Diego and the City of Carlsbad, payable in connection with the transaction contemplated herein, (b) the portion of the title insurance premium for the Owner’s Policy in the amount of the Purchase Price, including any endorsements obtained by Seller to address Unpermitted Exceptions in the Title Objection Notice, and (c) one-half (1/2) of the costs of Escrowee. Purchaser shall pay (i) the cost of any title endorsements and affirmative insurance required by Purchaser including, without limitation, the additional cost to obtain ALTA extended coverage under the Owner’s Policy, (ii) the costs of any Survey, (iii) all recording charges payable in connection with the recording of the Deed, (iv) one-half (1/2) of the costs of Escrowee and (v) all fees, costs or expenses in connection with Purchaser’s due diligence reviews hereunder. Any other closing costs shall be allocated in accordance with local custom. Except as expressly provided in the indemnities set forth in this Agreement, Seller and Purchaser shall pay their respective legal, consulting and other professional fees and expenses incurred in connection with this Agreement and the transaction contemplated hereby and their respective shares of prorations as hereinafter provided. The provisions of this Section 5.3 shall survive the Closing or a termination of this Agreement.
5.4    Prorations.
5.4.1    The following provisions shall govern the adjustments and prorations that shall be made at Closing and the allocation of income and expenses from the Property between Seller and Purchaser. Except as expressly provided in this Section 5.4.1, all items of operating revenue and operating expenses of the Property, with respect to the period prior to 12:00 a.m. local time (the “Cut-off Time”) at the Property on the Closing Date, shall be for the account of Seller and all items of operating revenue and operating expenses of the Property with respect to the period from and after the Cut-off Time, shall be for the account of Purchaser. Without limitation on the foregoing the following shall be prorated between Purchaser and Seller as of the Cut-off Time:
(a)    All real estate taxes, water charges, sewer rents, vault charges and assessments on the Property on the basis of the fiscal year for which assessed. In no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property or from any improvements made or leases entered into on or after the Closing Date. If any assessments on the Property are payable in installments, then the installment for the current period shall be prorated (with Purchaser assuming the obligation to pay any installments due after the Closing Date).
(b)    Subject to this Section 5.4.1(b), all fixed rent and regularly scheduled items of additional rent under the Lease, and other tenant charges if, as and when received. Seller shall deliver or provide a credit in an amount equal to all prepaid rentals for periods after the Closing Date. Rents which are delinquent as of the Closing Date shall not be prorated on the Closing Date. Purchaser shall include such delinquencies in its normal billing and shall diligently pursue the collection thereof in good faith after the Closing Date (but Purchaser shall not be required to litigate or declare a default in any Lease). To the extent Purchaser receives rents on or after the Closing Date, such payments shall be applied first toward the rents for the month in which the Closing occurs, second to the rents that shall then be due and payable to Purchaser, and third to any delinquent rents owed to Seller, with Seller’s share thereof being held by Purchaser in trust for Seller and promptly delivered to Seller by Purchaser. Purchaser may not waive any delinquent rents nor modify the Lease so as to reduce or otherwise affect amounts owed thereunder for any period in which Seller is entitled to receive a share of charges or amounts without first obtaining Seller’s written consent, which consent may be given or withheld in Seller’s sole and absolute discretion. Seller hereby reserves the right to pursue any remedy against Tenant with respect to delinquent rents and any other amounts to Seller (but shall not be entitled to terminate the Lease or Tenant’s right to possession), which right shall include the right to continue or commence legal actions or proceedings against Tenant. Delivery of the Assignment and Assumption of Lease and Contracts shall not constitute a waiver by Seller of such right, and such right shall survive the Closing. Purchaser shall reasonably cooperate with Seller in any collection efforts hereunder, at no cost or expense to Purchaser (but shall not be required to litigate or declare a default under the Lease). With respect to delinquent rents and any other amounts or other rights of any kind respecting tenants, if any, who are no longer tenants of the Property as of the Closing Date, Seller shall retain all rights relating thereto.
(c)    Tenant is obligated to pay, as additional rent, certain escalations in base rent and pass throughs of operating and similar expenses pursuant to the terms of the Lease (collectively, “Additional Rents”). As to any Additional Rents that are based on estimates and that are subject to adjustment or reconciliation pursuant to the Lease after the Closing Date, Seller shall perform an estimated reconciliation for the portion of calendar year 2014 ending on the Closing Date, with respect to Additional Rents received for such period from Tenant and the underlying operating expenses to which they relate. If, based on Seller’s estimated reconciliation, during the period commencing on January 1, 2014 and ending on the Closing Date, Seller collected estimated Additional Rents in excess of Tenant’s share of such expenses for such period as shown on such reconciliation, then Seller shall credit Purchaser for such excess and Purchaser shall be responsible for crediting or repaying such amounts to Tenant. If, based on Seller’s estimated reconciliation, during the period commencing on January 1, 2014 and ending on the Closing Date, Seller collected estimated Additional Rents less than Tenant’s share of such expenses for such period as shown on such reconciliation, then Purchaser shall credit Seller for such deficiency and Purchaser shall be responsible for obtaining such amounts from Tenant. The parties shall “re-prorate” such Additional Rents (including any portions thereof that may be required to be refunded to Tenant) at the time that such estimates are actually adjusted or reconciled pursuant to the terms of the Lease (taking into account the credit, if any, given at Closing related thereto, but in all events not later than March 31, 2015). Any amounts that may be due Seller as a result of such re-prorations shall be paid by Purchaser to Seller within ten (10) Business Days after Purchaser collects such amounts from Tenant (which Purchaser shall use commercially reasonable efforts to collect), and any amounts that may be due from Seller as a result of such re-prorations shall be paid by Seller to Purchaser within ten (10) Business Days after written request therefor is delivered to Seller by Purchaser (to the extent not previously credited at Closing as provided above). Seller shall be entitled to collect any Additional Rents directly from the Tenant to the extent relating to its period of ownership.
(d)    To the extent that Tenant, pursuant to a right contained in the Lease, conducts an audit respecting any Additional Rents calculation (a “Tenant Audit”) for calendar year 2014, or otherwise becomes entitled to a refund of an Additional Rents with respect to calendar year 2014, Seller shall be liable for any refunds due to Tenant or shall be entitled to receive and retain any additional payments due from Tenant as the result of the Tenant Audit relating to the portion of calendar year 2014 occurring prior to the Closing. Tenant Audits for calendar 2014 shall be settled by Seller in accordance with the Lease, with Seller reserving all rights to contest any Tenant claims, which settlement shall be subject to Purchaser’s approval, which shall not be unreasonably withheld, delayed or conditioned. Purchaser shall advise Seller of any such Tenant Audit for calendar 2014 that it receives notice of, and shall consult with Seller regarding same. Within ten (10) business days after the time of final calculation and collection from (or refund to) Tenant as a result of the Tenant Audit for calendar 2014, there shall be a re-proration between Seller and Purchaser. This provisions of this Section 5.4.1(d) will survive one (1) year after Closing.

(e)    Charges and payments under Contracts or permitted renewals or replacements thereof assigned to Purchaser pursuant to the Assignment and Assumption of Contracts.
(f)    Any prepaid items, including, without limitation, fees for licenses which are transferred to Purchaser at the Closing and annual permit and inspection fees.
(g)    Utilities, including, without limitation, telephone, steam, electricity and gas, on the basis of the most recently issued bills therefor, subject to adjustment after the Closing when the next bills are available, or if current meter readings are available, on the basis of such readings.
(h)    Deposits with telephone and other utility companies, and any other persons or entities who supply goods or services in connection with the Property if the same are assigned to Purchaser at the Closing, which shall be credited in their entirety to Seller.
(i)    Such other items as are customarily apportioned between sellers and purchasers of real properties of a type similar to the Property and located in the same geographic area as the Property subject to Section 7.2.3(a) hereof.
5.4.2    If any of the items described in Section 5.4.1 hereof cannot be apportioned at the Closing because of the unavailability of information as to the amounts which are to be apportioned or otherwise, or are incorrectly apportioned at Closing or subsequent thereto, such items shall be apportioned or reapportioned, as the case may be, as soon as practicable after the Closing Date or the date such error is discovered, as applicable; provided that (i) with the exception of any item required to be apportioned pursuant to Section 5.4.1(a), (b) (c) or (d), neither party shall have the right to request apportionment or reapportionment of any such item at any time following the ninetieth (90th) day after the Closing Date (ii) with respect to the items required to be apportioned pursuant to Section 5.4.1(a), (b) or (c), neither party shall have the right to request apportionment or reapportionment of any such item at any time following the one hundred eightieth (180th) day after the Closing Date, except as otherwise provided in Section 5.4.3, and (iii) with respect to the items in Section 5.4.1(d), neither party shall have the right to request reapportionment of any such item unless the Tenant Audit has commenced within the earlier of one (1) year after Closing Date or the outside date permitted by the terms of the Lease.
5.4.3    If the Closing shall occur before a real estate tax rate or assessment is fixed for the tax year in which the Closing occurs, the apportionment of taxes at the Closing shall be upon the basis of the tax rate or assessment for the preceding fiscal year applied to the latest assessed valuation. Promptly after the new tax rate or assessment is fixed, the apportionment of taxes or assessments shall be recomputed and any discrepancy resulting from such recomputation and any errors or omissions in computing apportionments at Closing shall be promptly corrected and the proper party reimbursed.
5.4.4    Items to be prorated at the Closing shall include a credit to Seller for costs and expenses incurred by Seller in connection with any modifications to the Lease entered into after the date hereof in accordance with the terms and conditions set forth in Section 7.2.3(a)

of this Agreement. Seller shall be responsible for all unpaid brokerage and leasing commissions and tenant improvement costs required to be paid by the landlord for the existing term of the Lease, which costs are set forth on Exhibit H attached hereto (collectively, “Seller Leasing Costs”). Purchaser shall be responsible for and expressly assumes the obligation to pay all brokerage and leasing commissions, tenant improvement costs and other out-of-pocket Tenant inducements (collectively, “Purchaser Leasing Costs”) in connection with modifications to the Lease entered into after the date hereof. If, at the Closing, Seller has paid any Purchaser Leasing Costs, the prorations at the Closing shall include an appropriate credit to Seller. If, at the Closing, there remain unpaid Seller Leasing Costs, Purchaser shall expressly assume the responsibility to pay such unpaid Seller Leasing Costs, and the prorations at the Closing shall include an appropriate credit to Purchaser.
5.4.5    The provisions of this Section 5.4 shall survive the Closing.
6.    Condemnation or Destruction of Property. If, after the date hereof but prior to the Closing Date, either eminent domain or condemnation proceedings are instituted against any portion of the Property or any of the improvements on the Property are damaged or destroyed by fire or other casualty, then Seller shall promptly deliver, or cause to be delivered, to Purchaser, notice of any such eminent domain proceedings or casualty. Seller shall have no obligation to restore, repair or replace any portion of the Property or any such damage or destruction. Seller shall, at the Closing, assign to Purchaser all of Seller’s interest in all awards or other proceeds for such taking by eminent domain or condemnation or the proceeds of any insurance collected by Seller for such damage or destruction (unless Seller shall have repaired such damage or destruction prior to the Closing and except to the extent any such awards, proceeds or insurance are attributable to lost rents or items applicable to any period prior to the Closing), less the amount of all costs incurred by Seller in connection with the repair of such damage or destruction or collection costs of Seller respecting any awards or other proceeds for such taking by eminent domain or condemnation or any uncollected insurance proceeds which Seller may be entitled to receive from such damage or destruction, as applicable. In connection with any assignment of awards, proceeds or insurance hereunder, Seller shall credit Purchaser with an amount equal to the applicable deductible amount under Seller’s insurance (but not more than the amount by which the cost, as of the Closing Date, to repair the damage is greater than the amount of insurance proceeds assigned to Purchaser) and the amount of any damage not covered by Seller’s insurance; provided, however, if (i) the amount of the damage or the value of the proposed taking (as determined by an independent third party contractor or engineer selected by Seller and reasonably approved by Purchaser) shall exceed the sum of One Million Dollars ($1,000,000), (ii) the proposed taking would materially, adversely affect the access to or use of parking areas of the Property or the means of ingress and egress to and from the Property, (iii) there is a damage or destruction or a proposed taking which allows the Tenant to terminate its Lease or abate more than one month of rent, or (iv) the amount of damage which is uninsured under Seller’s insurance policy exceeds Five Hundred Thousand Dollars ($500,000) and Seller does not elect, in its sole and absolute discretion, to credit Purchaser for the amount necessary to repair such damage, then Purchaser shall have the right to terminate this Agreement by notice to Seller given within ten (10) days after notification to Purchaser of the estimated amount of damages or the determination of the value of the proposed taking. In any instance where this Agreement is terminated pursuant to this Section 6, the Deposit shall be promptly returned to Purchaser, and this

Agreement and the obligations of the parties hereunder shall terminate (and no party hereto shall have any further obligations in connection herewith except for the Surviving Obligations). The parties hereby waive the provisions of any statute which provides for a different outcome or treatment in the event of a casualty or a condemnation or eminent domain proceeding. The provisions of this Section 6 shall survive the Closing or any termination hereof.
7.    Representations, Warranties and Covenants.
7.1    Representations, Warranties and Covenants of Seller.
7.1.1    Representations and Warranties of Seller. Subject to the provisions of this Section 7.1.1, Seller hereby represents to Purchaser that, as of the date of this Agreement and as of the Closing:
(a)    Lease. Seller has not entered into any leases, licenses or other occupancy agreements to which Seller is a party or is bound affecting any portion of the Property which will be in force after the Closing Date other than the Lease and there are no other leases, licenses, or other occupancy agreements in connection with the Property that remain in effect. As used herein, “Lease” shall be deemed to mean, collectively, (i) the lease with Tenant described on Exhibit I attached hereto (the “Lease Exhibit”) and (ii) any amendments, modifications or supplements thereto entered into after the Effective Date in accordance with the terms hereof. To the best of Seller’s knowledge, as of the date of this Agreement (x) the Lease is in full force and effect and has not been amended except as set forth in the Lease Exhibit and (y) the Lease Exhibit is true and correct in all material respects. Seller has neither received nor delivered any written notice of any monetary or material non-monetary default under the Lease. Notwithstanding any other provisions hereof, Seller makes no representation or warranty and, subject to the provisions of Section 4.4 above, assumes no responsibility with respect to the continued occupancy of the Property, or any part thereof, by Tenant.
(b)    Litigation. There is no pending or, to the best of Seller’s knowledge, threatened, litigation or condemnation action against the Property or against Seller with respect to the Property as of the date of this Agreement.
(c)    No Insolvency. Seller is not a debtor in any state or federal insolvency, bankruptcy, receivership proceeding.
(d)    Non-Foreign Person. Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code, as amended (the “Code”).
(e)    Contracts. Seller has not entered into any service or equipment leasing contracts relating to the Property, except for the Contracts. As used in this Agreement, the “Contracts” shall be deemed to mean, collectively, the contracts described on Exhibit J attached hereto.
(f)    Lease Brokerage Agreements; Leasing Commission Agreements. As of the date hereof, Seller has not entered into any lease brokerage agreements or leasing commission agreements other than as described on Exhibit L attached hereto that shall be binding upon Purchaser following Closing. As of the date hereof, there exist no outstanding Seller Leasing Costs except as set forth on Exhibit H.
(g)    Due Authority. This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Seller are, or on the Closing Date will be, duly authorized, executed and delivered by and are binding upon Seller. Seller is a limited liability company, duly organized and validly existing and in good standing under the laws of the State of Delaware, and is duly authorized and qualified to do all things required of it under this Agreement.
(h)    Compliance with Laws. Seller has received no written notice of any uncured condition currently or previously existing on the Property or any portion thereof which constitutes a violation of any existing laws, ordinances and orders of all applicable federal, state, city and other governmental authorities in effect as of the date of this Agreement (collectively, “Laws”) applicable to the Property and to Seller’s actual knowledge, no such condition exists.
(i)    Preferential Rights. Seller has not granted any options or rights of first refusal or rights of first offer to third parties to purchase or otherwise acquire an interest in the Property which have not previously expired.
(j)    Environmental Reports. Seller has provided or made available to Purchaser all reports, studies and documents in Seller’s possession regarding the environmental condition of or any hazardous materials or substances (as defined by applicable law) associated with the Property.
(k)    ERISA. Seller represents and warrants that neither the execution of this Agreement nor the consummation of the transactions contemplated herein (including those transactions occurring after the Closing) shall constitute a “prohibited transaction” within the meaning of Title 26 of U.S. Code Section 4975 (“Code”) or Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which transaction is not exempt under Section 4975(d) of the Code or Section 406 of ERISA or a Department of Labor Class Exemption. Seller has not, and has never had, any employees at the Property, and Purchaser will have no liability to any employee of Seller or its affiliates as a result of the Closing of the transactions contemplated hereby.
(l)    None of Seller nor any of its officers, directors, control persons or any person or entity that directly or indirectly owns 10% or more of the equity interests of Seller is listed in the “Alphabetical Listing of Blocked Persons, Specially Designated Nations, Specially Designated Terrorists, Specially Designated Global Terrorists, Foreign Terrorist Organizations, and Specially Designated Narcotics Traffickers” published by the United States Office of Foreign Assets Control, as in effect from time to time, and as such list is located on the U.S. Department of Treasury’s website: http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx.

Notwithstanding and without limiting the foregoing, (i) if any of the representations or warranties of Seller contained in this Agreement or in any document or instrument delivered in connection herewith are materially false or inaccurate, or Seller is in material breach or default of any of its obligations under this Agreement that survive Closing, and Purchaser nonetheless closes the transactions hereunder and purchases the Property, then Seller shall have no liability or obligation respecting such false or inaccurate representations or warranties or other breach or default (and any cause of action resulting therefrom shall terminate upon the Closing) in the event that either (x) on or prior to Closing, Purchaser shall have had knowledge (which shall refer only to the current actual (as opposed to implied or constructive) knowledge of Paul Twardowski and Ken Jett) of the false or inaccurate representations or warranties or other breach or default, or (y) the accurate state of facts pertinent to such false or inaccurate representations or warranties or other breach or default was contained in reasonable detail and specificity in any of the Information furnished or made available to or otherwise obtained by Purchaser, and (ii) to the extent the copies of the Lease, or any other Information furnished or made available to or otherwise obtained by Purchaser prior to the expiration of the Due Diligence Period contain provisions or information that are inconsistent with the foregoing representations and warranties, Seller shall have no liability or obligation respecting such inconsistent representations or warranties (and Purchaser shall have no cause of action or right to terminate this Agreement with respect thereto), and such representations and warranties shall be deemed modified to the extent necessary to eliminate such inconsistency and to conform such representations and warranties to such Lease, Contracts and other Information; provided, however, notwithstanding the foregoing, to the extent Seller had actual knowledge that a representation of warranty in this Agreement was factually inaccurate at the time such representation and warranty was made, the same shall be deemed a default under this Agreement by Seller and Buyer shall have the right to pursue its remedies under Section 9.1 of this Agreement.
References to the “knowledge”, “best knowledge” and/or “actual knowledge” of Seller or words of similar import shall refer only to the current actual (as opposed to implied or constructive) knowledge of Michael Yoo, who is the person employed by Seller who has the most extensive knowledge of the representations and warranties made by Seller herein, and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller or any parent, subsidiary or affiliate of Seller or to any other officer, agent, manager, representative or employee of Seller or to impose upon Michael Yoo any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. Notwithstanding anything to the contrary contained in this Agreement, Michael Yoo shall have no personal liability hereunder.
The representations and warranties contained in this Section 7.1.1 shall survive the Closing for a period of six (6) months. In furtherance thereof, Purchaser acknowledges and agrees that it shall have no right to make any claim against Seller on account of any breach of any representation or warranty contained in this Section 7.1.1 unless written notice of a breach of a representation or warranty shall be received by Seller within six (6) months following the Closing. To the fullest extent permitted by law, the foregoing shall constitute an express waiver of any applicable statute of limitations on account of Seller’s breach of its representations and warranties contained in this Section 7.1.1.

7.1.2    GENERAL DISCLAIMER. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, THE SALE OF THE PROPERTY HEREUNDER IS AND WILL BE MADE ON AN “AS IS”, “WHERE IS” AND “WITH ALL FAULTS” BASIS, WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE, EXPRESS, IMPLIED OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY CONCERNING TITLE TO THE PROPERTY, THE PHYSICAL CONDITION OF THE PROPERTY (INCLUDING THE CONDITION OF THE SOIL OR THE IMPROVEMENTS), THE ENVIRONMENTAL CONDITION OF THE PROPERTY (INCLUDING THE PRESENCE OR ABSENCE OF HAZARDOUS SUBSTANCES ON OR AFFECTING THE PROPERTY), THE COMPLIANCE OF THE PROPERTY WITH APPLICABLE LAWS AND REGULATIONS (INCLUDING ZONING AND BUILDING CODES OR THE STATUS OF DEVELOPMENT OR USE RIGHTS RESPECTING THE PROPERTY), THE FINANCIAL CONDITION OF THE PROPERTY OR ANY OTHER REPRESENTATION OR WARRANTY RESPECTING ANY INCOME, EXPENSES, CHARGES, LIENS OR ENCUMBRANCES, RIGHTS OR CLAIMS ON, AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF. PURCHASER ACKNOWLEDGES THAT, DURING THE DUE DILIGENCE PERIOD, PURCHASER WILL EXAMINE, REVIEW AND INSPECT ALL MATTERS WHICH IN PURCHASER’S JUDGMENT BEAR UPON THE PROPERTY AND ITS VALUE AND SUITABILITY FOR PURCHASER’S PURPOSES. PURCHASER IS A SOPHISTICATED PURCHASER WHO IS FAMILIAR WITH THE OWNERSHIP AND OPERATION OF REAL ESTATE PROJECTS SIMILAR TO THE PROPERTY AND THAT PURCHASER HAS OR WILL HAVE ADEQUATE OPPORTUNITY TO COMPLETE ALL PHYSICAL AND FINANCIAL EXAMINATIONS (INCLUDING ALL OF THE EXAMINATIONS, REVIEWS AND INVESTIGATIONS REFERRED TO IN SECTION 4) RELATING TO THE ACQUISITION OF THE PROPERTY HEREUNDER IT DEEMS NECESSARY, AND WILL ACQUIRE THE SAME SOLELY ON THE BASIS OF AND IN RELIANCE UPON SUCH EXAMINATIONS AND THE TITLE INSURANCE PROTECTION AFFORDED BY THE OWNER’S POLICY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER (OTHER THAN AS EXPRESSLY PROVIDED HEREIN). EXCEPT AS TO MATTERS SPECIFICALLY SET FORTH IN THIS AGREEMENT: (A) PURCHASER WILL ACQUIRE THE PROPERTY SOLELY ON THE BASIS OF ITS OWN PHYSICAL AND FINANCIAL EXAMINATIONS, REVIEWS AND INSPECTIONS AND THE TITLE INSURANCE PROTECTION AFFORDED BY THE OWNER’S POLICY, AND (B) WITHOUT LIMITING THE FOREGOING, PURCHASER WAIVES ANY RIGHT IT OTHERWISE MAY HAVE AT LAW OR IN EQUITY, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO SEEK DAMAGES FROM SELLER IN CONNECTION WITH THE ENVIRONMENTAL CONDITION OF THE PROPERTY, INCLUDING ANY RIGHT OF CONTRIBUTION UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT. THE PROVISIONS OF THIS SECTION 7.1.2 SHALL SURVIVE THE CLOSING.
7.2    Interim Covenants of Seller. Until the Closing Date or the sooner termination of this Agreement in accordance with the terms and conditions hereof:
7.2.6    Seller shall maintain the Property in substantially the same manner as prior hereto pursuant to Seller’s normal course of business (such maintenance obligations not including capital expenditures or expenditures not incurred in such normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the control of Seller.
7.2.7    Subject to the terms set forth in this Section 7.2.2, Seller may cancel, modify, extend, renew or permit the expiration of contracts or enter into any new service contract without Purchaser’s consent. After the expiration of the Due Diligence Period, Seller shall not modify, extend, or renew or cancel (except as a result of a default by the other party thereunder and as provided below) or enter into any additional service contracts or other similar agreements without the prior consent of Purchaser, which consent shall not be unreasonably withheld or delayed; provided, however, Purchaser’s consent shall not be required if such contract shall terminate on or prior to the Closing. Purchaser’s failure to disapprove any request for consent by Seller under this Section 7.2.2 within five (5) days following Seller’s request therefor shall be deemed to constitute Purchaser’s consent thereto. Seller shall cause all service agreements entered into after the date hereof to be terminated as of the Closing and shall use commercially reasonable efforts to cause all other existing Contracts to be terminated as of the Closing, including by giving a notice of termination of such Contracts to each contractor or vendor thereunder promptly following the receipt of Purchaser’s Go Forward Notice, with the goal of terminating such Contracts on the Closing or as soon thereafter as permitted by the terms of such Contracts. Purchaser shall not be responsible for any obligations under any such Contracts if and to the extent any such Contract is not fully terminated as of the Closing Date.
7.2.8     Seller shall not, unless required by the term of the Lease, enter into modifications of the Lease without the prior written consent of Purchaser, which consent may be granted or withheld in Purchaser’s sole discretion. Notwithstanding the foregoing or anything to the contrary set forth herein, (x) Purchaser’s failure to disapprove any request for consent by Seller under this Section 7.2.3 within five (5) days following Seller’s request therefor shall be deemed to constitute Purchaser’s consent thereto, and (y) Purchaser shall bear all costs and expenses related to any modifications of the Lease, entered into after the date hereof in accordance with the provisions of this Section 7.2.3 (including tenant improvement costs, leasing commissions and other out-of-pocket Tenant inducements , but excluding free rent allocable to any period prior to the Closing Date) and, without limiting the foregoing, the prorations at the Closing shall include an appropriate credit to Seller consistent with the foregoing.
7.2.9    Seller shall use commercially reasonable efforts to keep in force and effect with respect to the Property the insurance policies currently carried by Seller, or shall obtain policies providing similar coverage through the Closing Date.
7.2.10    Seller shall cause all property management agreements and all lease brokerage agreements and leasing commission agreements to which Seller is a party relating to the Property to be terminated on or prior to the Closing.
7.3    Representations, Warranties and Covenants of Purchaser. Purchaser hereby represents and warrants to Seller that:

7.3.1    This Agreement and all agreements, instruments and documents herein provided to be executed or caused to be executed by Purchaser are, or on the Closing Date will be, duly authorized, executed and delivered by and are binding upon Purchaser. Purchaser is a limited partnership, duly organized and validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to do all things required of it under this Agreement. The representations and warranties of Purchaser shall survive the Closing for six (6) months.
7.3.2    The amounts payable by Purchaser to Seller hereunder are not and were not, directly or, to Purchaser’s knowledge, indirectly, derived from activities in contravention of federal, state or international laws and regulations (including, without limitation, anti-money laundering laws and regulations). Neither Purchaser nor any of its officers, directors, control persons or any person or entity that directly or indirectly owns 10% or more of the equity interests of Purchaser is listed in the “Alphabetical Listing of Blocked Persons, Specially Designated Nations, Specially Designated Terrorists, Specially Designated Global Terrorists, Foreign Terrorist Organizations, and Specially Designated Narcotics Traffickers” published by the United States Office of Foreign Assets Control, as in effect from time to time, and as such list is located on the U.S. Department of Treasury’s website: http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx.
8.    Release.
8.1    Intentionally Omitted.
8.2    RELEASE. EFFECTIVE AS OF THE CLOSING, PURCHASER SHALL BE DEEMED TO HAVE RELEASED SELLER AND ALL SELLER RELATED PARTIES FROM ALL CLAIMS WHICH PURCHASER OR ANY AGENT, REPRESENTATIVE, AFFILIATE, EMPLOYEE, DIRECTOR, OFFICER, PARTNER, MEMBER, SERVANT, SHAREHOLDER OR OTHER PERSON OR ENTITY ACTING ON PURCHASER’S BEHALF OR OTHERWISE RELATED TO OR AFFILIATED WITH PURCHASER (EACH, A “PURCHASER RELATED PARTY”) HAS OR MAY HAVE ARISING FROM OR RELATED TO ANY MATTER OR THING RELATED TO OR IN CONNECTION WITH THE PROPERTY INCLUDING THE DOCUMENTS AND INFORMATION REFERRED TO HEREIN, THE LEASE AND THE TENANT THEREUNDER, ANY CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF ALL OR ANY PORTION OF THE PROPERTY AND ANY ENVIRONMENTAL CONDITIONS, AND PURCHASER SHALL NOT LOOK TO SELLER OR ANY SELLER RELATED PARTIES IN CONNECTION WITH THE FOREGOING FOR ANY REDRESS OR RELIEF. THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION.
AS PART OF THE PROVISIONS OF THIS PARAGRAPH, BUT NOT AS A LIMITATION THEREON, PURCHASER HEREBY AGREES, REPRESENTS AND WARRANTS THAT THE MATTERS RELEASED HEREIN ARE NOT LIMITED TO MATTERS WHICH ARE KNOWN OR DISCLOSED, AND PURCHASER HEREBY

WAIVES ANY AND ALL RIGHTS AND BENEFITS WHICH IT NOW HAS, OR IN THE FUTURE MAY HAVE CONFERRED UPON IT, BY VIRTUE OF THE PROVISIONS OF FEDERAL, STATE OR LOCAL LAW, RULES OR REGULATIONS, INCLUDING WITHOUT LIMITATION SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA, WHICH PROVIDES AS FOLLOWS:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.
IN THIS CONNECTION AND TO THE FULLEST EXTENT PERMITTED BY LAW, PURCHASER HEREBY AGREES, REPRESENTS AND WARRANTS THAT PURCHASER REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW UNKNOWN TO PURCHASER MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND PURCHASER FURTHER AGREES, REPRESENTS AND WARRANTS THAT THE WAIVERS AND RELEASES HEREIN HAVE BEEN NEGOTIATED AND AGREED UPON IN LIGHT OF THAT REALIZATION AND THAT PURCHASER NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE AND ACQUIT SELLER FROM ANY SUCH UNKNOWN CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH MIGHT IN ANY WAY BE INCLUDED IN THE WAIVERS AND MATTERS RELEASED AS SET FORTH IN THIS PARAGRAPH. THE PROVISIONS OF THIS PARAGRAPH ARE MATERIAL AND INCLUDED AS A MATERIAL PORTION OF THE CONSIDERATION GIVEN TO SELLER BY PURCHASER IN EXCHANGE FOR SELLER’S PERFORMANCE HEREUNDER.
NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 8.2, THE RELEASE SET FORTH IN THIS SECTION 8.2 SHALL NOT APPLY TO THE EXTENT OF (I) ANY FRAUD PERPETRATED BY SELLER OR ITS AFFILIATES (OR THEIR RESPECTIVE OFFICERS, DIRECTORS, MEMBERS, AGENTS, REPRESENTATIVES OR EMPLOYEES ACTING WITHIN THE ACTUAL OR APPARENT SCOPE OF THEIR AUTHORIZED DUTIES), (II) ANY INTENTIONAL MISREPRESENTATION MADE BY SELLER OR ITS AFFILIATES (OR THEIR RESPECTIVE OFFICERS, DIRECTORS, MEMBERS, AGENTS, REPRESENTATIVES OR EMPLOYEES ACTING WITHIN THE ACTUAL OR APPARENT SCOPE OF THEIR AUTHORIZED DUTIES), OR (III) ANY REPRESENTATION, WARRANTY, COVENANT OR OTHER OBLIGATION OF SELLER WHICH EXPRESSLY SURVIVES THE CLOSING OR EARLIER TERMINATION OF THIS AGREEMENT.

PURCHASER’S INITIAL: P.T.	SELLER’S INITIAL: M.Y.

8.3    Survival. The provisions of this Section 8 shall survive the Closing or earlier termination of this Agreement.
9.    Remedies For Default and Disposition of the Deposit.
9.1    SELLER DEFAULTS. IF THE TRANSACTION HEREIN PROVIDED SHALL NOT BE CLOSED BY REASON OF SELLER’S DEFAULT UNDER THIS AGREEMENT, THEN PURCHASER SHALL HAVE, AS ITS SOLE AND EXCLUSIVE REMEDIES (ALL OTHER RIGHTS AND/OR REMEDIES, WHETHER AVAILABLE AT LAW OR IN EQUITY, BEING IRREVOCABLY WAIVED) THE RIGHT TO EITHER (A) TERMINATE THIS AGREEMENT (IN WHICH EVENT THE DEPOSIT SHALL BE RETURNED TO PURCHASER AND SELLER SHALL REIMBURSE PURCHASER FOR ITS ACTUAL OUT-OF-POCKET COSTS AND EXPENSES INCURRED IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTION CONTEMPLATED HEREBY IN AN AGGREGATE AMOUNT NOT TO EXCEED $100,000, AND NEITHER PARTY HERETO SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO THE OTHER EXCEPT FOR THE SURVIVING OBLIGATIONS), PURCHASER HEREBY WAIVING ANY RIGHT OR CLAIM TO DAMAGES FOR SELLER’S BREACH, OR (B) SPECIFICALLY ENFORCE SELLER’S OBLIGATION TO TRANSFER THE PROPERTY (IT BEING ACKNOWLEDGED THAT THE REMEDY OF SPECIFIC PERFORMANCE SHALL NOT BE APPLICABLE TO ANY OTHER COVENANT OR AGREEMENT OF SELLER CONTAINED HEREIN); PROVIDED THAT ANY ACTION BY PURCHASER FOR SPECIFIC PERFORMANCE MUST BE FILED, IF AT ALL, WITHIN FORTY-FIVE (45) DAYS FOLLOWING THE ANTICIPATED CLOSING DATE, AND THE FAILURE TO FILE WITHIN SUCH PERIOD SHALL CONSTITUTE A WAIVER BY PURCHASER OF SUCH RIGHT AND REMEDY. IF PURCHASER SHALL NOT HAVE FILED AN ACTION FOR SPECIFIC PERFORMANCE WITHIN THE AFOREMENTIONED TIME PERIOD OR SO NOTIFIED SELLER OF ITS ELECTION TO TERMINATE THIS AGREEMENT, PURCHASER’S SOLE REMEDY SHALL BE TO TERMINATE THIS AGREEMENT IN ACCORDANCE WITH CLAUSE (A) ABOVE. IF (I) SELLER DEEDS THE PROPERTY TO A THIRD PARTY DURING THE PERIOD COMMENCING ON OR AFTER THE DATE OF THIS AGREEMENT AND CONTINUING UNTIL FORTY-FIVE (45) DAYS FOLLOWING SELLER’S DELIVERY OF NOTICE TO PURCHASER TERMINATING THIS AGREEMENT (THE “SELLER TERMINATION NOTICE”) AND THEREFORE SPECIFIC PERFORMANCE OF SELLER’S OBLIGATION TO CONVEY THE PROPERTY IS NOT AVAILABLE TO PURCHASER, AND (B) PURCHASER HAS DELIVERED NOTICE TO SELLER ON OR BEFORE THE EXPIRATION OF SUCH FORTY-FIVE (45) DAY PERIOD FOLLOWING DELIVERY OF A SELLER TERMINATION NOTICE THAT PURCHASER IS DISPUTING SELLER’S RIGHT TO TERMINATE THIS AGREEMENT AND IS SEEKING SPECIFIC PERFORMANCE OF THIS AGREEMENT, THEN PURCHASER MAY SEEK ACTUAL DAMAGES AS AVAILABLE UNDER APPLICABLE LAW, MEASURED BY THE EXCESS PROCEEDS, IF ANY, OBTAINED BY SELLER FROM THE THIRD PARTY SALE OVER THE PURCHASE PRICE HEREUNDER (BUT EXCLUDING PUNITIVE DAMAGES).
9.2    PURCHASER DEFAULTS. IF THE TRANSACTION CONTEMPLATED HEREIN SHALL NOT CLOSE BY REASON OF PURCHASER’S DEFAULT HEREUNDER,

THEN THIS AGREEMENT SHALL TERMINATE AND THE RETENTION OF THE DEPOSIT SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT, SUBJECT TO THE SURVIVING OBLIGATIONS; PROVIDED, HOWEVER, NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED TO LIMIT SELLER’S RIGHTS OR DAMAGES UNDER ANY INDEMNITIES GIVEN BY PURCHASER TO SELLER UNDER THIS AGREEMENT IN CONNECTION WITH PURCHASER’S, OR PURCHASER’S REPRESENTATIVES’, ENTRIES ONTO THE PROPERTY PRIOR TO THE CLOSING PURSUANT TO SECTION 4.2 HEREOF. IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT SELLER WILL INCUR EXPENSE IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, THAT THE PROPERTY WILL BE REMOVED FROM THE MARKET AND THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO SELLER CAUSED BY THE BREACH BY PURCHASER UNDER THIS AGREEMENT AND THE FAILURE OF THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF COMPENSATION SELLER SHOULD RECEIVE AS A RESULT OF PURCHASER’S BREACH OR DEFAULT.
IN PLACING THEIR INITIALS AT THE PLACES PROVIDED, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS MADE. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. UPON DEFAULT BY PURCHASER, THIS AGREEMENT SHALL BE TERMINATED AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EACH TO THE OTHER, EXCEPT FOR THE RIGHT OF SELLER TO COLLECT SUCH LIQUIDATED DAMAGES FROM PURCHASER. FURTHERMORE, EXCEPT IN CONNECTION WITH PURCHASER’S RIGHT TO SPECIFICALLY ENFORCE THIS AGREEMENT PURSUANT TO SECTION 9.1, PURCHASER SHALL HAVE NO RIGHT TO SEEK DECLARATORY AND/OR INJUNCTIVE RELIEF AND/OR EQUITABLE RELIEF, OR TO RECORD A NOTICE OF THIS AGREEMENT OR ANY RIGHTS PURCHASER MAY HAVE HEREUNDER, OR TO RECORD OR FILE A NOTICE OF PENDENCY OF ANY ACTION OR PROCEEDINGS TO ENFORCE THIS AGREEMENT.

PURCHASER’S INITIALS: P.T.	SELLER’S INITIALS: M.Y.
9.3    Disposition of Deposit. If the event the transaction contemplated by this Agreement shall close, then the Deposit shall be applied as a partial payment of the Purchase Price.
10.    Intentionally Omitted.
11.    Miscellaneous.

11.1    Brokers.
11.1.1    Indemnification. Except as provided in Section 11.1.2 below, Seller represents and warrants to Purchaser, and Purchaser represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with the sale contemplated under this Agreement. In the event of a claim for broker’s or finder’s fee or commissions in connection with the sale contemplated by this Agreement, then Seller shall indemnify, defend and hold harmless Purchaser from the same if it shall be based upon any statement or agreement alleged to have been made by Seller, and Purchaser shall indemnify, defend and hold harmless Seller from the same if it shall be based upon any statement or agreement alleged to have been made by Purchaser.
11.1.2    Payment. If and only if the sale contemplated hereunder closes, Seller have agreed to pay a brokerage commission to Cassidy Turley (“Broker”) pursuant to a separate written agreement between Seller and Broker. Section 11.1.1 hereof is not intended to apply to leasing commissions incurred in accordance with this Agreement.
11.2    Limitation of Liability.
11.2.1    Notwithstanding anything to the contrary contained in this Agreement or any documents executed in connection herewith, if the Closing of the transaction contemplated hereunder shall have occurred, (i) the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement or any document or certificate executed or delivered in connection herewith shall not exceed four percent (4%) of the Purchase Price (the “Liability Ceiling”) and (ii) in no event shall Seller have any liability to Purchaser unless and until the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement or any document or certificate executed or delivered in connection herewith shall exceed Fifty Thousand Dollars ($50,000) (the “Liability Floor”), provided, however, that the Liability Ceiling and Liability Floor shall not be applicable in connection with (a) amounts due from Seller to Purchaser pursuant to the terms of Section 5.4, Prorations, of this Agreement, (b) an intentional or willful misrepresentation by Seller of the representations and warranties set forth in Section 7.1.1 of this Agreement, (c) Seller’s obligation to pay Broker a commission pursuant to the terms of Section 11.1.2, above and (d) attorneys’ fees owed by Seller to Purchaser pursuant to the terms of Section 11.10, below. If Seller’s aggregate liability to Purchaser shall exceed the Liability Floor, Seller shall be liable for the entire amount thereof up to, but not exceeding, the Liability Ceiling. Seller covenants and agrees that following the Closing Seller shall maintain its status as a limited liability company in good standing with a net worth equal to or greater than the Liability Ceiling, which net worth will include at least $100,000 of cash or cash equivalents, such as bank deposits (but which will exclude any non-monetary assets), and Seller shall not liquidate and dissolve until the later of (i) the lapse of the six (6) month survival period for Seller’s representations and warranties under Section 7.1.1 or other post-closing covenants of Seller hereunder, or (ii) the date on which any claim made by Purchaser against Seller under Section 7.1.1 within such survival period, or any claim with respect to other post-closing covenants of Seller hereunder, is finally resolved and the amount of any such liability to Purchaser is paid.

11.2.2    No shareholder or agent of Seller, nor any Seller Related Parties, shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Purchaser and its successors and assigns and, without limitation, all other Persons, shall look solely to Seller’s assets for the payment of any claim or for any performance, and Purchaser, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability.

11.2.3    No shareholder or agent of Purchaser, nor any Person acting on Purchaser’s behalf or otherwise related to or affiliated with Purchaser, shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Seller and its successors and assigns and, without limitation, all other Persons, shall look solely to Purchaser’s assets for the payment of any claim or for any performance, and Seller, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability.
11.3    Exhibits; Entire Agreement; Modification. All exhibits attached and referred to in this Agreement are hereby incorporated herein as if fully set forth in (and shall be deemed to be a part of ) this Agreement. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes any and all prior agreements between the parties hereto respecting such matters. This Agreement may not be modified or amended except by written agreement signed by both parties.
11.4    Time of the Essence; Business Days. Time is of the essence with respect to this Agreement. However, whenever any action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-Business Day, then such period (or date) shall be extended until the next succeeding Business Day. As used herein, the term “Business Day” shall be deemed to mean any day, other than a Saturday or Sunday, on which commercial banks in the State of California are not required or authorized to be closed for business.
11.5    Interpretation.     Section headings shall not be used in construing this Agreement. Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to wit, that ambiguities in this Agreement should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto. Whenever the words "including", "include" or "includes" are used in this Agreement, they shall be interpreted in a non-exclusive manner. Except as otherwise indicated, all Exhibit and Section references in this Agreement shall be deemed to refer to the Exhibits and Sections in this Agreement.
11.6    Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California.

11.7    Successors and Assigns. Purchaser may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Seller, which consent may be given or withheld in the sole and absolute discretion of Seller; provided that, in the event of such an assignment or transfer, the transferee shall assume in writing all of the transferor’s obligations hereunder (but Purchaser or any subsequent transferor shall not be released from obligations hereunder). Notwithstanding and without limiting the foregoing, no consent given by Seller to any transfer or assignment of Purchaser’s rights or obligations hereunder shall be deemed to constitute a consent to any other transfer or assignment of Purchaser’s rights or obligations hereunder and no transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties. Notwithstanding the foregoing, Purchaser shall have the right, without Seller’s prior written consent but with prior written notice to Seller at least three (3) Business Days prior to the Scheduled Closing Date, to assign its rights and obligations under this Agreement to an affiliate of Purchaser whose day to day operations are controlled, directly or indirectly, by Purchaser (a “Permitted Assignee”), provided that (x) the Permitted Assignee shall assume in writing all of Purchaser’s obligations hereunder pursuant to an assignment and assumption agreement in form and content reasonably acceptable to Seller, (y) Purchaser shall remain liable jointly and severally with Permitted Assignee for all obligations and indemnifications hereunder notwithstanding such assignment, and (z) such assignment shall not require the consent of any third party or delay the consummation of the transactions contemplated by this Agreement.
11.8    Notices. All notices, requests or other communications which may be or are required to be given, served or sent by either party hereto to the other shall be (a) delivered in person or by facsimile transmission, with receipt thereof confirmed by printed facsimile acknowledgment (with a confirmation copy delivered in person or by overnight delivery contemporaneously therewith), provided that faxes transmitted after 5:00 p.m. Pacific time shall be deemed delivered on the next Business Day, or (b) by overnight delivery with any reputable overnight courier service, and shall be effective upon receipt (whether refused or accepted) and, in each case, addressed as follows:
To Seller:
Canoga-Rincon Loker Industrial, LLC

c/o J.P. Morgan Asset Management, Inc.

2029 Century Park East, Suite 4150

Los Angeles, California 90067

Attention: Michael Yoo

Facsimile:     (310) 860-7104

Telephone:    (310) 860-7093
With a Copy To:
Gilchrist & Rutter PC

1299 Ocean Avenue, Suite 900

Santa Monica, CA 90401

Attention: Paul S. Rutter, Esq.

Facsimile:    (310) 394-4700

Telephone:    (310) 393-4000
To Purchaser:
Hines Advisors Limited Partnership

2800 Post Oak Boulevard, Suite 4100

Houston, TX 77056

Attention:    Ken Jett

Facsimile:    (713) 966-2075

Telephone:    (713) 621-8000
With a Copy To:
Hines Advisors Limited Partnership

2800 Post Oak Boulevard, Suite 4800

Houston, TX 77056

Attention:    Jason Maxwell, Esq.

Facsimile:    (713) 966-2075

Telephone:    (713) 621-8000
And:
Hines Interests Limited Partnership

4747 Executive Drive, Suite 410

San Diego, CA 92121

Attention:    Paul Twardowski

Facsimile:    (858) 435-4001

Telephone:    (858) 435-4000
And:
Allen Matkins Leck Gamble Mallory & Natsis, LLP

1901 Avenue of the Stars, Suite 1800

Los Angeles, CA 90067

Attention:    John Tipton, Esq.

Facsimile:    (310) 788-2410

Telephone:    (310) 788-2400
11.9    Third Parties. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement upon any other Person other than the parties hereto and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Persons to any party to this Agreement, nor shall any provision give any third parties any right of subrogation or action over or against any party to this Agreement. This Agreement is not intended to and does not create any third party beneficiary rights whatsoever.
11.10    Legal Costs. The parties shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all deeds and other agreements pertaining to this transaction, and that such legal costs shall not be part of the closing costs. In addition, if either Purchaser or Seller brings any suit or other proceeding with respect to the subject matter or the enforcement of this Agreement, then the prevailing party (as determined by the court, agency, arbitrator or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys’ fees, expenses and costs of investigation actually incurred. The foregoing includes attorneys’ fees, expenses and costs of investigation (including those incurred in appellate proceedings), costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 et seq.), or any successor statutes.
11.11    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. Executed copies hereof may be delivered by facsimile, PDF or email, and upon receipt, shall be deemed originals and binding upon the parties hereto. Without limiting or otherwise affecting the validity of executed copies hereof that have been delivered by facsimile, PDF or email, the parties shall use diligent efforts to deliver originals as promptly as possible after execution.
11.12    Effectiveness. In no event shall any draft of this Agreement create any obligation or liability, it being understood that this Agreement shall be effective and binding only when a counterpart hereof has been executed and delivered by each party hereto. Seller shall have the right to discontinue negotiations and withdraw any draft of this Agreement at any time prior to the full execution and delivery of this Agreement by each party hereto. Purchaser assumes the risk of all costs and expenses incurred by Purchaser in any negotiations or due diligence investigations undertaken by Purchaser with respect to the Property.
11.13    No Implied Waivers. No failure or delay of either party in the exercise of any right or remedy given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified in this Agreement for exercise of such right or remedy has expired) shall constitute a waiver of any other or further right or remedy nor shall any single or partial exercise of any right or remedy preclude other or further exercise thereof or any other right or remedy. No waiver by either party of any breach hereunder or failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent breach, failure or refusal to so comply.
11.14    Discharge of Seller’s Obligations. Except as otherwise expressly provided in this Agreement, Purchaser’s acceptance of the Deed shall be deemed a discharge of all of the obligations of Seller hereunder and all of Seller’s representations, warranties, covenants and agreements in this Agreement shall merge in the documents and agreements executed at the Closing and shall not survive the Closing, except and to the extent that, pursuant to the express provisions of this Agreement, any of such representations, warranties, covenants or agreements are to survive the Closing.
11.15    No Recordation. Neither this Agreement nor any memorandum thereof shall be recorded and any attempted recordation hereof shall be void and shall constitute a default hereunder.
11.16    Unenforceability. If all or any portion of any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, then such invalidity, illegality or unenforceability shall not affect any other provision hereof, and such provision shall be limited and construed as if such invalid, illegal or unenforceable provision or portion thereof were not contained herein unless doing so would materially and adversely affect a party or the benefits that such party is entitled to receive under this Agreement.
11.17    Waiver of Trial by Jury. TO THE FULLEST EXTENT PERMITTED BY LAW, SELLER AND PURCHASER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.
11.18    Disclosure. Notwithstanding any terms or conditions in this Agreement to the contrary, but subject to restrictions reasonably necessary to comply with federal or state securities laws, any person may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure. For the avoidance of doubt, this authorization is not intended to permit disclosure of the names of, or other identifying information regarding, the participants in the transaction, or of any information or the portion of any materials not relevant to the tax treatment or tax structure of the transaction.
11.19    Designation of Reporting Person. In order to assure compliance with the requirements of Section 6045 of the Code and any related reporting requirements of the Code, the parties hereto agree as follows:
(a)    The Title Company (for purposes of this Section, the “Reporting Person”), by its execution hereof, hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Code.

(b)    Seller and Purchaser each hereby agree:
(i)    to provide to the Reporting Person all information and certifications regarding such party, as reasonably requested by the Reporting Person or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and
(ii)    to provide to the Reporting Person such party’s taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Reporting Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Reporting Person is correct.
(c)    Each party hereto agrees to retain this Agreement for not less than four years from the end of the calendar year in which Closing occurred, and to produce it to the Internal Revenue Service upon a valid request therefor.
(d)    The addresses for Seller and Purchaser are as set forth in Section 11.8 hereof, and the real estate subject to the transfer provided for in this Agreement is described in Exhibit A.
11.20    Press Releases. Neither party shall make any press release or other public disclosure regarding this Agreement or the transaction contemplated hereby, except as required by law or SEC regulations, prior to the Closing. At Closing, Purchaser shall have the right to issue a press release which may include financial details regarding the transaction, provided that Purchaser shall provide Seller with a draft of such press release at least one (1) Business Day prior to the Closing and Seller shall have a right to approve such press release, not to be unreasonably withheld. In no event shall any press release mention J.P. Morgan or its affiliates without the consent of Seller.
11.21    California Required Natural Hazard Disclosure. Seller has commissioned First American Title Company to prepare the natural hazard disclosure statement in the form required by California Civil Code Section 1103. Purchaser acknowledges that this transaction is not subject to that Civil Code Section, but that nevertheless the form promulgated therein serves to satisfy other statutory disclosure requirements of the Government Code and Public Resources Code. Seller does not warrant or represent either the accuracy or completeness of the information in such statements, and Purchaser shall use same merely as a guideline in its overall investigation of the Property.
11.22    California Energy Disclosure Requirements; Waiver and Release.  Purchaser acknowledges that Seller may be required to disclose certain information concerning the energy performance of the Property pursuant to California Public Resources Code Section 25402.10 and the regulations adopted pursuant thereto (collectively the “Energy Disclosure Requirements”).  Seller shall deliver the “Data Verification Checklist” report, as defined in the Energy Disclosure Requirements, for the Property no later than three (3) days prior to the expiration of the Due Diligence Period (such Data Verification Checklist is the “Energy Disclosure Information”).  Purchaser further agrees that such delivery shall be deemed to constitute Seller’s timely and full compliance with Seller’s obligations under the Energy Disclosure Requirements.  Purchaser further acknowledges and agrees that (i) Seller makes no representation or warranty regarding the energy performance of the Property or the accuracy or completeness of the Energy Disclosure Information, (ii) the Energy Disclosure Information is for the current occupancy and use of the Property and that the energy performance of the Property may vary depending on future occupancy and/or use of the Property, and (iii) Seller shall have no liability to Purchaser for any errors or omissions in the Energy Disclosure Information.  If and to the extent not prohibited by applicable law, Purchaser hereby waives any right it may have to receive the Energy Disclosure Information, including, without limitation, any right Purchaser may have to terminate this Agreement as a result of Seller’s failure to disclose or deliver such information.  Further, Purchaser hereby releases Seller from any liability Seller may have to Purchaser relating to the Energy Disclosure Information, including, without limitation, any liability arising as a result of Seller’s failure to disclose or deliver the Energy Disclosure Information to Purchaser prior to the execution of this Agreement.  Purchaser’s approval of the condition of the Property pursuant to the terms of this Agreement or the occurrence of the Closing shall be deemed to include Purchaser’s approval of the energy performance of the Property and the Energy Disclosure Information.
11.23    Cooperation With Purchaser’s Auditors And SEC Filing Requirements. Seller shall provide to Purchaser (at Purchaser’s expense) copies оf, or shall provide Purchaser access to, such factual information as may be reasonably requested by Purchaser, and in the possession of Seller, or its property manager or accountants, to enable Purchaser’s auditor (Deloitte & Touche LLP or any successor auditor selected by Purchaser) to conduct an audit of the income statements of the Property for the year to date of the year in which the Closing occurs plus up to the one additional prior calendar year. Purchaser shall be responsible for all out-of-pocket costs associated with this audit. Seller shall cooperate (at no cost to Seller) with Purchaser’s auditor in the conduct of such audit. In addition, Seller agrees to provide to Purchaser’s auditor, if requested by such auditor, up to 3 years of historical financial statements for the Property, including income and balance sheet data for the Property, whether required before or after Closing. Without limiting the foregoing, (i) Purchaser or its designated independent or other auditor may audit Seller’s operating statements of the Property, at Purchaser’s expense, and Seller shall provide such documentation as Purchaser or its auditor may reasonably request in order to complete such audit, and (ii) Seller shall furnish to Purchaser, at Purchaser’s expense, such financial and other information as may be reasonably required by Purchaser or any Affiliate of Purchaser to make any required filings with the Securities and Exchange Commission or other governmental authority; provided, however, that the foregoing obligations of Seller shall be limited to providing such information or documentation as may be in the possession of, or reasonably obtainable by, Seller, its property manager or accountants, at no material cost to Seller, and in the format that Seller (or its property manager or accountants) have maintained such information. This provision shall survive the Closing for one year.
11.24    Back-up Offers. Seller agrees that, following the date of this Agreement (unless this Agreement is subsequently terminated), Seller will no longer present the Property for sale or accept any back-up offers.

11.25    Survival. The provisions of this Section 11 shall survive the Closing or the termination of this Agreement.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:
Canoga-Rincon Loker Industrial, LLC,
a Delaware limited liability company
By: PRIT Core 501(c)(25) LLC
Its Managing Member
By: PRIT Core Realty Holdings, LLC
Its Managing Member
By: Pension Reserves Investment Management Board,
As trustee of the Pension Reserves Investment Trust Fund
By: J.P. Morgan Investment Management, Inc.,
Its Authorized Agent
By: /s/ Michael Yoo
Name: Michael Yoo
Title: Vice President

PURCHASER:
Hines Interests Limited Partnership , a Delaware limited partnership

By:	/s/ Paul Twardowski
Name: Paul Twardowski
Title: Senior Managing Director

EXHIBIT A
(Land)

Lots 23 and 38 of Carlsbad Tract 74-21, in the City of Carlsbad, County of San Diego, State of California, according to Map thereof No. 10372, filed in the Office of the County Recorder of San Diego County, April 13, 1982 and as amended by Certificate of Compliance recorded February 19, 1997 as Document No. 1997-0074335 of Official Records.
Assessor’s Parcel No: 209-083-16

EXHIBIT B
TENANT’S ESTOPPEL CERTIFICATE
The undersigned (“Tenant”) hereby certifies to Canoga-Rincon Loker Industrial, LLC (“Landlord”) and [___________________] (“Prospective Purchaser”), any other prospective purchaser and any lender of a Prospective Purchaser as follows, with the understanding that Landlord, and such Prospective Purchaser and prospective purchaser’s lender, are relying on such certification in connection with the proposed sale of the industrial/warehouse project located at 2819 Loker Avenue, Carlsbad, CA (the “Building”).
(1)    Tenant is the tenant under that certain lease (as amended from time to time, the “Lease”) dated August 31, 1999, between Landlord, as landlord, and Tenant, as tenant, covering 161,310 square feet of rentable area in the Building.
(2)    The lease has not been amended except as follows: Lease Amendment Dates(s) September 17, 1999, March 14, 2002, May 16, 2003, October 20,2008; and March 11, 2014.
(3)    A true, correct and complete copy of the Lease and all amendments thereto is attached to this Certificate as Exhibit A.
(4)    The Lease is in full force and effect and to the best of Tenant’s knowledge and belief, neither Landlord nor the Tenant is in default in any respect under the Lease. Except for the Lease, there are no agreements or other arrangements between Tenant and Landlord in respect of the Leased Premises or the Building.
(5)    The Lease commenced on September 9, 1999 and will expire on July 31, 2019 unless sooner terminated as provided in the Lease. Tenant has no right or option to expand the Premises or extend the Term of the Lease except as follows: one (1) 5-year option to extend.
(6)    Tenant is in possession of the premises leased to it (the “Leased Premises”) and to the best of Tenant’s knowledge and belief, Landlord has complied fully and completely with all of its covenants, warranties and other undertakings and obligations under the Lease as of this date (including, without limitation, construction of all tenant or Building improvements), and that Tenant is fully obligated to pay, and is paying, the rent and other charges due thereunder, and is fully obligated to perform, and is performing, all of the other obligations of Tenant under the Lease without right of counterclaim, offset, defense or otherwise.
(7)    Tenant does not have any offsets or credits against rents payable under the Lease, including any outstanding free rent, rent credits or claimed refunds. There are no outstanding or unpaid tenant improvement or other allowances owing to Tenant.
(8)    The current amount of the annual base rental under the Lease is $1,800,219.60. In addition to payment of base rental, Tenant pays additional rent in an amount equal to 100% (Tenant’s Share of Project) of operating expenses and taxes, which additional rent amounted to [$_________ for 2014.] Tenant has not made any prepayment of rent under the Lease more than one month in advance. All rentals, whether base or additional, and all other sums payable by Tenant under the Lease or any amendment thereto, have been paid through _____________. No security deposit was paid by Tenant in connection with the Lease.
(9)    Tenant has no option or right of first refusal to purchase any of the Leased Premises. Tenant has received the Notice of Availability for Sale, including the complete terms of the proposed sale and sale package, as required by the Lease.
(10)    Tenant has no preferential parking rights or rights to any storage areas or rooftop space at the Property.
(11)    Tenant is solvent and free from bankruptcy and other reorganization proceedings and assignments for the benefit of creditors.
(12)    Tenant has not sublet or assigned any portion of the Leased Premises.
(13)    This estoppel certificate shall inure to the benefit of Landlord, its successors and assigns, Prospective Purchaser and Prospective Purchaser’s lender (and their respective successors and assigns), and shall be binding upon Tenant and Tenant’s heirs, legal representatives, successors and assigns. This letter shall not be deemed to alter or modify any of the terms and conditions of the Lease.
EXECUTED this ___ day of _____________, 201_.
ACUSHNET COMPANY,

a Delaware corporation

Name:
Address:

EXHIBIT A
[attach lease and amendments]
.

EXHIBIT C
(Deed)
RECORDING REQUESTED BY
AND RECORDED MAIL TO:
_____________________________
_____________________________
_____________________________
Attn: ________________________
MAIL TAX STATEMENTS TO:
_____________________________
_____________________________
_____________________________
Attn: ________________________
____________________________________________________________________________
(SPACE ABOVE THIS LINE FOR RECORDER’S USE)
Documentary Transfer Tax
Not Shown Pursuant To Revenue
And Taxation Code Section 11932
GRANT DEED
FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, CANOGA-RINCON LOKER INDUSTRIAL, LLC, a Delaware limited liability company (“Grantor”), hereby grants to [_________________________], a [__________________________], (“Grantee”), all of Grantor’s right, title and interest in the real property situated in the County of San Diego, State of California, and more particularly described on Exhibit A annexed hereto, together with all improvements, buildings, structures, easements, privileges and rights appurtenant thereto, subject to all matters of record as of the time of recordation of this Grant Deed.

IN WITNESS WHEREOF, the Grantor has executed this Grant Deed as of the ____ day of ________, 201_.
GRANTOR:

Canoga-Rincon Loker Industrial, LLC,
a Delaware limited liability company
By: PRIT Core 501(c)(25) LLC
Its Managing Member
By: PRIT Core Realty Holdings, LLC
Its Managing Member
By: Pension Reserves Investment Management Board,
As trustee of the Pension Reserves Investment Trust Fund
By: J.P. Morgan Investment Management, Inc.,
Its Authorized Agent
By:
Name:
Title:

STATE OF CALIFORNIA        )
) ss.
COUNTY OF ___________        )
On ______________________, 201_ before me, ________________________, personally appeared ________________________ who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ____________________________ (Seal)

EXHIBIT A
LEGAL DESCRIPTION
Lots 23 and 38 of Carlsbad Tract 74-21, in the City of Carlsbad, County of San Diego, State of California, according to Map thereof No. 10372, filed in the Office of the County Recorder of San Diego County, April 13, 1982 and as amended by Certificate of Compliance recorded February 19, 1997 as Document No. 1997-0074335 of Official Records.
Assessor’s Parcel No: 209-083-16

STATEMENT OF TAX DUE AND REQUEST THAT TAX DECLARATION

NOT BE MADE A PART OF THE PERMANENT RECORD

IN THE OFFICE OF THE COUNTY RECORDER

(PURSUANT TO SECTION 11932 REVENUE AND TAXATION CODE)

TO:	Recorder County of San Diego
Request is hereby made in accordance with the provisions of the Documentary Transfer Tax Act that the amount of the tax due not be shown on the original document which names:

Grantor:	CANOGA-RINCON LOKER, LLC, a Delaware limited liability company

Grantee:	[____________________], a [________________________]
The property described in the attached Grant Deed is located in the City of Carlsbad.
The amount of the documentary transfer tax due on the attached Grant Deed, computed on the full value of the subject property, is as follows:
County Tax:    $_______________

City Tax:     $_______________

[SIGNATURE ON FOLLOWING PAGE]

I declare under penalty of perjury that the foregoing is true and correct.
GRANTOR:

Canoga-Rincon Loker Industrial, LLC,
a Delaware limited liability company
By: PRIT Core 501(c)(25) LLC
Its Managing Member
By: PRIT Core Realty Holdings, LLC
Its Managing Member
By: Pension Reserves Investment Management Board,
As trustee of the Pension Reserves Investment Trust Fund
By: J.P. Morgan Investment Management, Inc.,
Its Authorized Agent
By:
Name:
Title:

NOTE:	AFTER THE PERMANENT RECORD IS MADE, THIS FORM WILL BE AFFIXED TO THE CONVEYING DOCUMENT AND RETURNED WITH IT.

EXHIBIT D
ASSIGNMENT AND ASSUMPTION OF LEASE
THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) is executed as of the ____ day of __________, 201_ (the “Effective Date”), by and between CANOGA-RINCON LOKER, LLC, a Delaware limited liability company, having an address c/o J.P. Morgan Asset Management, Inc., 2029 Century Park East, Suite 4150, Los Angeles, California 90067 (“Assignor”) and [__________________], a [_________________________], having an address c/o [______________________________] (“Assignee”).
WHEREAS, Assignee is this day purchasing from Assignor and Assignor is conveying to Assignee the Property (as such term is described in that certain Contract of Purchase and Sale dated as of _______________, 2014, by and between Assignor and Assignee).
WHEREAS, the Property is encumbered by Acushnet Company, a Delaware corporation (“Tenant”) occupying space under the lease listed and described on Exhibit A annexed hereto (the “Tenant Lease”).
WHEREAS, Assignor desires to transfer and assign to Assignee, and Assignee desires to assume as provided herein, all of Assignor’s right, title and interest in and to the Tenant Lease.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Assignor hereby transfers and assigns to Assignee all right, title and interest of Assignor in and to the Tenant Lease.

2.	Assignee hereby assumes all of Assignor’s obligations and liabilities under the Tenant Lease arising from and after the Effective Date.

.
3.    This Assignment may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which shall constitute one and the same instrument, and shall be binding and effective when all parties hereto have executed and delivered at least one counterpart.

4.	The terms and provisions of this Assignment shall be binding upon and inure to the benefit of the respective parties hereto, and their respective successors and assigns.
[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the day and year first written above.

ASSIGNOR:
Canoga-Rincon Loker Industrial, LLC,
a Delaware limited liability company
By: PRIT Core 501(c)(25) LLC
Its Managing Member
By: PRIT Core Realty Holdings, LLC
Its Managing Member
By: Pension Reserves Investment Management Board,
As trustee of the Pension Reserves Investment Trust Fund
By: J.P. Morgan Investment Management, Inc.,
Its Authorized Agent
By:
Name:
Title:

ASSIGNEE:

[___________________________________], a [_______________________________________]

By: ______________________________
Name:
Title:

EXHIBIT A
(Tenant Lease)

EXHIBIT E
BILL OF SALE AND GENERAL ASSIGNMENT
THIS BILL OF SALE AND GENERAL ASSIGNMENT (this “Assignment”) is executed as of the ____ day of _____________, 201_, by CANOGA-RINCON LOKER, LLC, a Delaware limited liability company, having an address c/o J.P. Morgan Asset Management, Inc., 2029 Century Park East, Suite 4150, Los Angeles, CA 90067 (“Assignor”) in favor of [______________________________], a [______________________], having an address c/o [______________________________] (“Assignee”).
WHEREAS, Assignee is this day purchasing from Assignor and Assignor is conveying to Assignee the Property (as such term is described in that certain Contract of Purchase and Sale dated as of _________________, 2014, by and between Assignor and Assignee (the “Agreement”)).
WHEREAS, Assignor desires to assign, transfer, setover and deliver to Assignee all of Assignor’s rights, if any, in and to the Personal Property and the Intangible Property (as such terms are defined in the Agreement) (collectively, the “Assigned Properties”) to the extent assignable.
NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Assignor hereby assigns, transfers, sets over and delivers to Assignee, its successors and assigns, all of Assignor’s right, title and interest, if any, in and to the Assigned Properties.

2.	This Assignment is made without warranty, representation, or guaranty by, or recourse against Assignor of any kind whatsoever.

3.
This Assignment may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which shall constitute one and the same instrument, and shall be binding and effective when all parties hereto have executed and delivered at least one counterpart.

4.	The terms and provisions of this Assignment shall be binding upon and inure to the benefit of the respective parties hereto, and their respective successors and assigns.
[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Assignor has caused this Assignment to be duly executed as of the day and year first written above.

ASSIGNOR:
Canoga-Rincon Loker Industrial, LLC,
a Delaware limited liability company
By: PRIT Core 501(c)(25) LLC
Its Managing Member
By: PRIT Core Realty Holdings, LLC
Its Managing Member
By: Pension Reserves Investment Management Board,
As trustee of the Pension Reserves Investment Trust Fund
By: J.P. Morgan Investment Management, Inc.,
Its Authorized Agent
By:
Name:
Title:

EXHIBIT F
CERTIFICATION OF NON-FOREIGN STATUS UNDER
TREASURY REGULATIONS SECTION 1.1445-2(b)
(NON-DISREGARDED ENTITY GRANTOR/TRANSFEROR)
Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Canoga-Rincon Loker, LLC, a Delaware limited liability company (“Canoga-Rincon”), the undersigned hereby certifies the following on behalf of RO Parkway:
1.    Canoga-Rincon is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
2.    Canoga-Rincon is not a disregarded entity as defined in § 1.1445-2(b)(2)(iii);
3.    Canoga-Rincon's U.S. employer identification number is _________; and
4.    Canoga-Rincon’s office address is 2029 Century Park East, Suite 4150, Los Angeles, CA 90067.
Canoga-Rincon understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Canoga-Rincon.
[SIGNATURE ON FOLLOWING PAGE]

Dated: _____________, 201_

Canoga-Rincon Loker Industrial, LLC,
a Delaware limited liability company
By: PRIT Core 501(c)(25) LLC
Its Managing Member
By: PRIT Core Realty Holdings, LLC
Its Managing Member
By: Pension Reserves Investment Management Board,
As trustee of the Pension Reserves Investment Trust Fund
By: J.P. Morgan Investment Management, Inc.,
Its Authorized Agent
By:
Name:
Title:

EXHIBIT G
(Form of Tenant Notice)
Canoga-Rincon Loker, LLC
c/o J.P. Morgan Asset Management, Inc.
2029 Century Park East, Suite 4150
Los Angeles, California 90067
_____________ _, 201_
By Certified Mail -

Return Receipt Requested
_______________________

_______________________

_______________________

_______________________

Re:
Lease (the “Lease”) dated August 31, 1999, as amended between Canoga-Rincon Loker, LLC (“Landlord”) and Acushnet Company encumbering certain real property located at 2819 Loker Avenue, Carlsbad, California (the “Property”)

Ladies and Gentlemen:
Please be advised that (1) Landlord has conveyed all of its right, title and interest in and to the Property, including its interest as landlord under the Lease, to _____________________________ (“Purchaser”), and (2) Purchaser has assumed Landlord’s obligations under the Lease arising after the date of the transfer.
Accordingly, effective as of the date hereof, you are hereby notified and directed to deliver all future rent and additional rent payments due under the Lease, and any notices, inquiries or requests relating thereto, to Purchaser at:

In addition, all security deposits held by Landlord, if any, together with any interest earned thereon, have been transferred to Purchaser.

Canoga-Rincon Loker Industrial, LLC,
a Delaware limited liability company
By: PRIT Core 501(c)(25) LLC
Its Managing Member
By: PRIT Core Realty Holdings, LLC
Its Managing Member
By: Pension Reserves Investment Management Board,
As trustee of the Pension Reserves Investment Trust Fund
By: J.P. Morgan Investment Management, Inc.,
Its Authorized Agent
By:
Name:
Title:

EXHIBIT H
(Seller Leasing Costs/Purchaser Leasing Costs)

Seller owes a tenant improvement allowance of $161,310.00 to Tenant, payable on or before December 31, 2015, pursuant to the Lease.

EXHIBIT I
(Lease)
Lease dated August 31, 1999, between Seller, as landlord, and Acushnet Company, a Delaware corporation, as tenant, covering 161,310 square feet of rentable area in the Building, as amended by Lease Amendments dated September 17, 1999, March 14, 2002, May 16, 2003, October 20,2008 and March 11, 2014.

EXHIBIT J
(Contracts)

Vendor Type	Vendor	Contact
Electrical	Infrared Tecnics	John McGhee
Electrical/Lighting Maintenance	Robeck Electrical Maintenance	Bruce Robeck Marilyn Robeck
Fire/Life Safety	Low Voltage Integrated Systems
Fire Sprinkler Maintenance	Western Fire Protection, Inc.	Jim Stead
Landscaping	The Brickman Group, Ltd.	Mike Roberts
Parking Lot Sweeping	Bergensons Property Services, Inc.
Pest Control	Pestgon	David Baro
Roofing	RSI	David Susi
Roofing	Lavey Roofing Corp	Dan Klein
Window Cleaning	A+ Window Cleaning	Cheryl Dwyer

EXHIBIT K

ESCROW AGREEMENT
THIS ESCROW AGREEMENT (this “Agreement”), dated as of the ___ day of November, 2014, is among FIRST AMERICAN TITLE COMPANY, having an address at 4380 La Jolla Village Drive, Suite 110, San Diego, California 92122 (“Escrowee”), CANOGA-RINCON LOKER, LLC, having an address at c/o J.P. Morgan Asset Management, Inc., 2029 Century Park East, Suite 4150, Los Angeles, CA 90067 (“Seller”), and Hines Interests Limited Partnership, having an address at 2800 Post Oak Blvd., Suite 4100, Houston, TX 77056 (“Purchaser”).
W I T N E S S E T H
WHEREAS, Seller and Purchaser entered into that certain Contract of Purchase and Sale dated as of November __, 2014, for the purchase and sale of the property located at 2819 Loker Avenue, Carlsbad, California (the “Property”), as more particularly described therein (hereinafter referred to as the “Contract”);
WHEREAS, the Contract provides for the terms and conditions applicable to the sale and purchase of the Property and the performance obligations and rights of Seller and Purchaser; and
WHEREAS, Seller and Purchaser agree, pursuant to the Contract, that Escrowee shall hold, in escrow the Deposit (capitalized terms not otherwise defined herein are defined pursuant to Paragraph 6 hereof) in accordance with the terms and conditions of the Contract and this Agreement.
NOW, THEREFORE, the parties hereto agree as follows:
1.    Appointment of Agent.
1.1    Purchaser and Seller hereby appoint Escrowee to act as their escrow agent on the terms and conditions hereinafter set forth, and Escrowee accepts such appointment.
1.2    Escrowee agrees to hold the Deposit on behalf of the parties to the Contract, and to apply, disburse and deliver the Deposit as provided in the Contract and this Agreement. In the event of any conflict between the terms and conditions of the Contract and the terms or conditions of this Agreement, as to the obligations of Escrowee, the terms and conditions of this Agreement shall govern and control.
2.    Disposition of the Deposit.
2.1    Escrowee shall hold the Deposit in an interest bearing savings account, to be reasonably designated by Purchaser. Escrowee shall not commingle the Deposit with any other funds.

2.2    If prior to the Closing, either party makes a demand upon Escrowee for delivery of the Deposit, Escrowee shall give notice to the other party of such demand. If a notice of objection to the proposed payment is not received from the other party within five (5) Business Days after the giving of notice by Escrowee, Escrowee is hereby authorized to deliver the Deposit to the party who made the demand. If Escrowee receives a notice of objection within said period, then Escrowee shall continue to hold the Deposit and thereafter pay it to the party entitled when Escrowee receives (a) notice from the objecting party withdrawing the objection, or (b) a notice signed by both parties directing disposition of the Deposit, or (c) a judgment or order of a court of competent jurisdiction.
2.3    Nothing in this Section 2 shall have any effect whatsoever upon Escrowee’s rights, duties, and obligations under Section 3.
3.    Concerning Escrowee.
3.1    Escrowee shall be protected in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document which is given to Escrowee without verifying the truth or accuracy of any such notice, demand, certificate, signature, instrument or other document;
3.2    Escrowee shall not be bound in any way by any other contract or understanding between the Seller and Purchaser, whether or not Escrowee has knowledge thereof or consents thereto unless such consent is given in writing;
3.3    Escrowee’s sole duties and responsibilities shall be to hold and disburse the Deposit in accordance with this Agreement and the Contract; provided, however, that Escrowee shall have no responsibility for the clearing or collection of the check representing the Deposit;
3.4    Upon the disbursement of the Deposit in accordance with this Agreement, Escrowee shall be relieved and released from any liability under this Agreement;
3.5    Escrowee may resign at any time upon at least ten (10) Business Days prior written notice to the Seller and Purchaser hereto. If, prior to the effective date of such resignation, the Seller and Purchaser hereto shall have approved, in writing, a successor escrow agent, then upon the resignation of Escrowee, Escrowee shall deliver the Deposit to such successor escrow agent. From and after such resignation and the delivery of the Deposit to such successor escrow agent, Escrowee shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement, all of which duties, responsibilities and obligations shall be performed by the appointed successor escrow agent. If for any reason Seller and Purchaser shall not approve a successor escrow agent within such period, Escrowee may bring any appropriate action or proceeding for leave to deposit the Deposit with a court of competent jurisdiction, pending the approval of a successor escrow agent, and upon such deposit Escrowee shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement;
3.6    Seller and Purchaser hereby agree to, jointly and severally, indemnify, defend and hold harmless Escrowee from and against any liabilities, damages, losses, costs or expenses incurred by, or claims or charges made against, Escrowee (including reasonable attorneys’ fees and disbursements) by reason of Escrowee performing its obligations pursuant to, and in accordance with, the terms of this Agreement, but in no event shall Escrowee be indemnified for its negligence, willful misconduct or breach of the terms of this Agreement;
3.7    In the event that a dispute shall arise in connection with this Agreement or the Contract, or as to the rights of Seller and Purchaser in and to, or the disposition of, the Deposit, Escrowee shall have the right to (w) hold and retain all or any part of the Deposit until such dispute is settled or finally determined by litigation, arbitration or otherwise, or (x) deposit the Deposit in an appropriate court of law, following which Escrowee shall thereby and thereafter be relieved and released from any liability or obligation under this Agreement, or (y) institute an action in interpleader or other similar action permitted by stakeholders in the State of California, or (z) interplead Seller or Purchaser in any action or proceeding which may be brought to determine the rights of Seller and Purchaser to all or any part of the Deposit; and
3.8    Escrowee shall not have any liability or obligation for loss of all or any portion of the Deposit by reason of the insolvency or failure of the institution of depository with whom the escrow account is maintained.
4.    Termination.
This Agreement shall automatically terminate upon the delivery or disbursement by Escrowee of the Deposit in accordance with the terms of the Contract and terms of this Agreement, as applicable.
5.    Notices.
All notices, requests or other communications which may be or are required to be given, served or sent by any party hereto to any other party hereto shall be deemed to have been properly given, if in writing and shall be deemed delivered (a) upon delivery, if delivered in person or by facsimile transmission with receipt thereof confirmed by printed facsimile acknowledgment (with a confirmation copy delivered in person or by overnight delivery), provided that faxes transmitted after 5 p.m. Pacific Time shall be deemed delivered on the next Business Day, or (b) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, and in each case, addressed as follows:

If to Seller:	Canoga-Rincon Loker, LLC

c/o J.P. Morgan Asset Management, Inc.

2029 Century Park East, Suite 4150

Los Angeles, CA 90067

Attention: Michael Yoo

Facsimile:	(310) 860-7093

With a Copy To:	Gilchrist & Rutter PC

1299 Ocean Avenue, Suite 900

Santa Monica, California 90401

Attention:	Paul S. Rutter, Esq.

Facsimile:	(310) 394-4700
If to Purchaser:
Hines Advisors Limited Partnership

2800 Post Oak Boulevard, Suite 4100

Houston, TX 77056

Attention:    Ken Jett

Facsimile:    (713) 966-2075

Telephone:    (713) 621-8000
With a Copy To:
Hines Advisors Limited Partnership

2800 Post Oak Boulevard, Suite 4800

Houston, TX 77056

Attention:    Jason Maxwell, Esq.

Facsimile:    (713) 966-2075

Telephone:    (713) 621-8000
And:
Hines Interests Limited Partnership

4747 Executive Drive, Suite 410

San Diego, CA 92121

Attention:    Paul Twardowski

Facsimile:    (858) 435-4001

Telephone:    (858) 435-4000
And:
Allen Matkins Leck Gamble Mallory & Natsis, LLP

                    1901 Avenue of the Stars, Suite 1800

                    Los Angeles, CA 90067

                    Attention:    John Tipton, Esq.

                    Facsimile:    (310) 788-2410

                    Telephone:    (310)788-2400     If to Escrowee:         First American Title Company

Suite 110
San Diego, CA 92122
Attention: Jim Sardo
Facsimile: (800) 606-3609
6.    Capitalized Terms.
Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Contract.
7.    Governing Law/Waiver of Trial by Jury.
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.
8.    Successors.
This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto; provided, however, that except as expressly provided herein as to the Escrowee and other than to a Permitted Assignee of Purchaser (which Assignment may be made upon three (3) Business Days’ notice to Escrowee and Seller, but without Escrowee’s or Seller’s prior consent), this Agreement may not be assigned by any party without the prior written consent of the other parties.
9.    Entire Agreement.
This Agreement, together with the Contract, contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.
10.    Amendments.
Except as expressly provided in this Agreement, no amendment, modification, termination, cancellation, rescission or supersession to this Agreement shall be effective unless it shall be in writing and signed by each of the parties hereto.
11.    Counterparts and/or Facsimile Signatures.
This Agreement may be executed in any number of counterparts, including counterparts transmitted by facsimile, PDF or email, any one of which shall constitute an original of this Agreement. When counterparts or facsimile, PDF or email copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same documents and copies of such documents shall be deemed valid as originals. The parties agree that all such signatures may be transferred to a single document upon the request of any party. This Agreement shall not be binding unless and until it shall be fully executed and delivered by all parties hereto. In the event that this Agreement is executed and delivered by way of facsimile, PDF or email transmission, each party delivering a facsimile, PDF or email counterpart shall promptly deliver an ink-signed original counterpart of the Agreement to the other party by overnight courier service; provided however, that the failure of a party to deliver an ink-signed original counterpart shall not in any way effect the validity, enforceability or binding effect of a counterpart executed and delivered by facsimile, PDF or email transmission.
12.    Severability.
If any provision of the Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed and delivered this Escrow Agreement as of the date and year first above written.

First American Title Company
By:________________________________
Name:
Title:

Canoga-Rincon Loker Industrial, LLC,
a Delaware limited liability company
By: PRIT Core 501(c)(25) LLC
Its Managing Member
By: PRIT Core Realty Holdings, LLC
Its Managing Member
By: Pension Reserves Investment Management Board,
As trustee of the Pension Reserves Investment Trust Fund
By: J.P. Morgan Investment Management, Inc.,
Its Authorized Agent
By:
Name:
Title:

Hines Interests Limited Partnership, a Delaware limited partnership
By:________________________________
Name:
Title:

EXHIBIT L
(Leasing Brokerage/Commissions Agreements)
1.    Leasing Agreement dated Oct 23, 2013 between Canoga-Rincon Loker Industrial LLC and BRE Commercial, Inc., dba Cassidy Turley San Diego.